UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

The Manitowoc Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

THE MANITOWOC COMPANY, INC.

One Park Plaza

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

(414) 760-4600

March 22, 2024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Shareholders of The Manitowoc Company, Inc. to be held as a virtual meeting at {www.virtualshareholdermeeting.com/MTW2024} on Tuesday, May 7, 2024, at 9:00 a.m., Central Daylight Time.

We encourage you to access and review all of the information contained in the Proxy Statement and accompanying materials before voting. The Proxy Statement and the Company’s Annual Report are available at www.proxyvote.com.

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 23, 2024 to facilitate timely delivery.

The 2024 Annual Meeting of The Manitowoc Company, Inc. will be held as follows:

Meeting date:	Tuesday, May 7, 2024
Meeting time:	9:00 a.m. Central Daylight Time
Virtual meeting site:	www.virtualshareholdermeeting.com/MTW2024
Meeting admission:	To attend the 2024 Annual Meeting by virtual presence online, you will need your control number included on your proxy card.
Materials available:	Proxy Statement, Proxy Card and Annual Report
View Materials:	www.proxyvote.com
Request materials:	Internet: www.proxyvote.com Phone: 1-800-579-1639 Email: sendmaterial@proxyvote.com

The 2024 Annual Meeting of The Manitowoc Company, Inc. will be held for the following purposes:

1.
To elect nine directors for one-year terms expiring at the 2025 Annual Meeting of Shareholders, all as set forth and described in the Proxy Statement;
2.
To ratify the appointment of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2024;
3.
To conduct an advisory vote to approve the compensation of the Company’s named executive officers; and
4.
To transact such other business as may properly come before the 2024 Annual Meeting.

Shareholders of record as of the close of business on March 1, 2024, are cordially invited to attend by virtual presence online and are entitled to vote at the 2024 Annual Meeting. However, whether or not you expect to attend the 2024 Annual Meeting by virtual presence online, you are requested to properly complete the proxy card online at www.proxyvote.com or to obtain, complete, date, sign, and promptly return a hard copy of the proxy card, which can be obtained by request through the website, toll free number or email address noted above.

By Order of the Board of Directors

Jennifer L. Peterson
Executive Vice President, General Counsel and Secretary

Milwaukee, Wisconsin

PROXY SUMMARY

Board and Corporate Governance Highlights - As of May 7, 2024

Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. Eight of our nine continuing directors are independent and provide strong oversight of our long-term strategy. We believe that directors with different backgrounds and experiences make our boardroom and the Company stronger.

The Company has always believed that strong corporate governance practices help create long-term value for our shareholders. The commitment to transparent corporate governance ensures that the Company is managed and monitored in a responsible and value-driven manner. Our Corporate Governance Guidelines, along with the charters of each of our Board Committees and the key practices of our Board of Directors, provide the framework for corporate governance at the Company.

The Corporate Governance and Sustainability Committee believes that our Board is most effective when it embodies a diverse set of viewpoints and practical experiences. The Corporate Governance Guidelines ensure that the Corporate Governance and Sustainability Committee considers the diversity of viewpoints, backgrounds, experiences, expertise, and skill sets, including diversity of age, gender identity, nationality, race, and ethnicity when identifying and recommending to the Board qualified candidates for Board membership.

Proxy Summary

To maintain an effective Board, the Corporate Governance and Sustainability Committee considers how each nominee’s particular background, experience, qualifications, attributes, and skills will contribute to the Company’s success. As shown below, the members of our Board have a range of viewpoints, backgrounds, and expertise.

Board's Attributes and Skills
NAME	ANNE E. BÉLEC	ROBERT G. BOHN	ANNE M. COONEY	AMY R. DAVIS	RYAN M. GWILLIM	KENNETH W. KRUEGER	ROBERT W. MALONE	C. DAVID MYERS	AARON H. RAVENSCROFT
AGE(1)	61	70	64	55	44	67	60	60	45
DIRECTOR SINCE	2019	2014	2016	2021	2024	2004	2021	2016	2020

SKILLS/QUALIFICATIONS/EXPERIENCE
BOARD OF DIRECTORS EXPERIENCE Experience as a public company board member.	●	●	●	●		●	●	●	●
CEO Experience as a public company CEO.		●				●		●	●
FINANCE AND ACCOUNTING Experience at an executive level or expertise with financial reporting, internal controls, finance companies or public accounting.	●	●		●	●	●		●	●
MANUFACTURING Experience at an executive level or expertise in managing a business or company that has significant focus on manufacturing.	●	●	●	●	●	●	●	●	●
GLOBAL EXPERIENCE Experience at an executive level overseeing international operations or working outside the U.S.	●	●	●	●	●	●	●	●	●
BUSINESS DEVELOPMENT AND STRATEGY Experience at an executive level driving strategic direction and growth of an enterprise.	●	●	●	●	●	●	●	●	●
SALES AND MARKETING Experience at an executive level with leading a sales organization or executing marketing strategies.	●	●	●	●			●	●	●
TECHNOLOGY Experience at an executive level or expertise in the use of information technology or other technology to facilitate business objectives.	●	●	●	●		●	●	●
GENDER DIVERSITY	●		●	●

(1) As of March 1, 2024

Proxy Summary

Executive Compensation Highlights

The Compensation Committee believes the executive compensation program at Manitowoc is structured to align the interests of executives with those of our shareholders. These interests are met in rewarding value creation at all stages of the business cycle and providing an increasing percentage of performance-based compensation at higher levels of executive responsibility. This performance-based compensation is both market competitive and internally equitable. Based on this philosophy, 84% of the CEO's target pay and 68% of the other NEO's target pay was tied to at risk short-term and long-term incentive plans. Given the continued importance of the Company’s environmental, social, and governance (“ESG”) initiatives, the Compensation Committee elected to again include an ESG measure in the 2023 short-term incentive plan focused on driving performance in environmental sustainability, workplace safety, employee engagement, and equity.

In 2023, the Company grew its net sales by 9.6% to $2.2 billion, had orders of $2.1 billion, and increased its Adjusted EBITDA by 22.6% versus the prior year. In addition, the Company remained vigilant in managing the balance sheet amid persistent supply chain and logistics challenges. The Company continued to execute its long-term growth strategy from being a product-focused company to being a service-focused provider in an effort to be closer to our customers as well as deliver a higher margin and more consistent recurring revenue stream. Coined CRANES+50, the strategy continued to pay dividends – in 2023 non-new machine sales grew 12.3% to $613 million compared to 2022. The Company continued its path to be more environmentally sustainable, achieving significant gains in resource efficiency, reducing its net greenhouse gas emissions and waste to landfill. The Company also ended the year with its lowest recordable injury rate on record of 1.01 injuries per 200,000 hours worked. The Company's sustainability performance is achieved by the daily implementation of the Manitowoc Way.

TABLE OF CONTENTS

Solicitation and Voting	1	Ownership of Securities	24
Who can vote?	1	Stock Ownership of Beneficial Owners of More than Five	25
How to vote	1	Percent
How to obtain meeting materials	1	Stock Ownership of Directors and Management	26
Who may attend the annual meeting by virtual presence online?	1	Non-Employee Director Compensation	27
What do I need to do to attend the 2024 Annual Meeting by virtual presence online?	2	Non-Employee Directors’ Compensation Stock Ownership Guidelines for Non-Employee Directors	27
How can I participate in the 2024 Annual Meeting?	2	Deferred Compensation Plan	27
What if I encounter technical difficulties during the 2024 Annual Meeting?	2	Compensation Discussion and Analysis	28
Proxies	2	2023 Executive Summary Introduction	28
Required Quorum	3	Risk Assessment of Compensation Practices	44
Your Broker needs your approval to vote certain matters	3	Compensation Committee Report	45
Required Vote	3	Summary Compensation Tables	46

Proposal 1 – Election of Directors	5	Post-Employment Compensation	53
Information about the Company’s Director Nominees	5
		CEO Pay Ratio	56
Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP	10	Pay Versus Performance	57

Proposal 3 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	11	Miscellaneous	61

Corporate Governance	12	INDEX OF FREQUENTLY REQUESTED INFORMATION
Corporate Governance Highlights	12
Independence	12
Best Practices	12	I. Pay for Performance	29
Accountability	12	II. Compensation Governance	32
Risk Oversight	12	III. Executive Compensation	38
Governance of the Company	12	IV. Summary Compensation Table	46
Risk Oversight	13	V. All Other Compensation Table	47
Compensation Committee	12	VI. Grants Of Plan-Based Awards In 2023	48
		VII. Outstanding Equity Awards at 2023 Year-End	49
Shareholder Engagement	17	VIII. Option Exercises And Stock Vested In Fiscal 2023	49
Participants in Shareholder Engagement	18	IX. Non-Qualified Deferred Compensation	52
Types of Shareholder Engagement	17	X. Potential Payments Upon Termination or Change in Control	53
2023 Engagement Summary	18	XI. CEO Pay Ratio	56
Nominations of Directors	18	XII. Pay Versus Performance	57
Communications to the Board of Directors	19

Audit Committee Report	20
Independent Registered Public Accounting Firm	22

THE MANITOWOC COMPANY, INC.

One Park Plaza

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

(414) 760-4600

SOLICITATION AND VOTING

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors” or “Board”) of The Manitowoc Company, Inc., a Wisconsin corporation (referred to in this Proxy Statement as the “Company,” “we” or “our”), to the shareholders of the Company in connection with a solicitation of proxies for use at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) to be held as a virtual meeting at 9:00 a.m., Central Daylight Time, on Tuesday, May 7, 2024, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying materials are being provided to shareholders on or about March 22, 2024.

Who can vote?

At the close of business on March 1, 2024, the record date for determining shareholders entitled to vote at the 2024 Annual Meeting, there were outstanding 35,483,504 shares of Company common stock, par value $0.01 per share (the “Common Stock”). Each share outstanding on the record date is entitled to one vote on all matters presented at the meeting.

How to vote

Any shareholder entitled to vote may vote by attending the virtual meeting online or by duly executed proxy. Shareholders of record will have the option to vote by written proxy or electronically via either the internet or telephone. Instructions on how to vote are set forth in the Proxy Materials sent to shareholders. Shareholders may access and complete the proxy card online at www.proxyvote.com. In order to vote online, a shareholder will need the control number provided to the shareholder along with the Notice of Meeting. The Company is offering electronic services both as a convenience to its shareholders and as a step towards reducing costs. Shareholders not wishing to use electronic voting methods may continue to cast votes by returning their signed and dated proxy card. If you are a shareholder of record, you may attend the 2024 Annual Meeting by virtual presence online and vote your shares at www.virtualshareholdermeeting.com/MTW2024 during the meeting. You will need your control number found on your proxy card. Follow the instructions provided to cast your vote.

How to obtain meeting materials

All Proxy Materials for the 2024 Annual Meeting, including this Proxy Statement and the 2023 Annual Report to Shareholders, are available on the internet at www.proxyvote.com. All shareholders have been separately provided an “Important Notice Regarding the Availability of Proxy Materials”("Notice"). As indicated in that Notice, if you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Shareholders will not receive printed copies of the proxy materials unless they request them. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Please make your request as instructed in that Notice on or before April 23, 2024 to facilitate timely delivery.

Who may attend the annual meeting by virtual presence online?

Only shareholders of record at the close of business on the record date (March 1, 2024), or their proxy holders or the underlying beneficial owners of the Common Stock, may attend the meeting by virtual presence online by visiting www.virtualshareholdermeeting.com/MTW2024.

Solicitation and Voting

What do I need to do to attend the 2024 Annual Meeting by virtual presence online?

To attend the 2024 Annual Meeting by virtual presence online, please follow these instructions:

•
If shares you own are registered in your name, you may attend the 2024 Annual Meeting by virtual presence online by visiting www.virtualshareholdermeeting.com/MTW2024 and by providing your control number found on your proxy card; or
•
If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you must first obtain a proxy issued in your name from your broker, bank or other nominee before attending the 2024 Annual Meeting by virtual presence online at www.virtualshareholdermeeting.com/MTW2024. You will need to provide your control number found on the proxy card provided by such bank, broker, or other nominee.

How can I participate in the 2024 Annual Meeting?

The 2024 Annual Meeting will be accessible only through the Internet. As with our Annual Meetings since 2020, this format is being used to ensure greater participation and attendance for those shareholders, employees, and other stakeholders who are not centrally located. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all shareholders regardless of their location.

You are entitled to participate in the 2024 Annual Meeting if you were a shareholder as of the close of business on March 1, 2024. The 2024 Annual Meeting will begin promptly at 9:00 a.m. Central Daylight Time. Online check-in will begin at 8:45 a.m. Central Daylight Time, and you should allow ample time for the online check-in procedures.

Whether or not you participate in the 2024 Annual Meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described above.

This year’s shareholders question and answer session will include questions submitted live during the 2024 Annual Meeting. Questions may be submitted during the 2024 Annual Meeting through www.virtualshareholdermeeting.com/MTW2024.

What if technical difficulties are encountered during the 2024 Annual Meeting?

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), the Chair of our Board of Directors will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any of these situations, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/MTW2024.

If you encounter technical difficulties accessing our meeting or during the meeting, a support line will be available on the login page of the virtual meeting website.

Proxies

A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting by virtual presence online at the 2024 Annual Meeting. Attendance by virtual presence online at the 2024 Annual Meeting will not in itself constitute revocation of a proxy. The shares represented by all properly executed unrevoked proxies received in time for the 2024 Annual Meeting will be voted as specified on the proxies. Shares held for the accounts of participants in The Manitowoc

Solicitation and Voting

Company, Inc. 401(k) Retirement Plan (for which the proxies will serve as voting instructions for the shares) will be voted in accordance with the instructions of participants or otherwise in accordance with the terms of that Plan. If no direction is given on a properly executed unrevoked proxy, it will be voted FOR each of the nine director nominees, FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, and FOR approval of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of this Proxy Statement.

The cost of soliciting proxies will be borne by the Company. Solicitation will be made principally by distribution via mail and the internet pursuant to the rules of the Securities and Exchange Commission (“SEC”), but also may be made by email, telephone, facsimile, or other means of communication by certain directors, executive officers, employees, and agents of the Company. The directors, executive officers, and employees will receive no compensation for these proxy solicitation efforts in addition to their regular compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. The Company will request persons holding shares in their names for the benefit of others or in the names of their nominees to send Proxy Materials to and obtain proxies from their principals and will reimburse such persons for their expenses in so doing.

Required Quorum

To be effective, a matter presented for a vote of shareholders at the 2024 Annual Meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast represented at the 2024 Annual Meeting attending by virtual presence online or by proxy). Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. Once a share is represented at the 2024 Annual Meeting, it is deemed present for quorum purposes throughout the meeting or any adjourned or postponed meeting, unless a new record date is or must be set for any adjourned or postponed meeting.

Your Broker needs your approval to vote certain matters

We remind you that your broker may not vote your shares in its discretion in the election of directors (Proposal 1); therefore, you must vote your shares if you want them to be counted in the election of directors. In addition, your broker is also not permitted to vote your shares in its discretion regarding matters relating to executive compensation (Proposal 3). However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Company’s independent registered public accounting firm (Proposal 2).

Required Vote

Proposal 1: Election of Directors. Directors are elected by a majority of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present, assuming the election is uncontested (a plurality voting standard applies in contested elections). For this purpose, a majority of votes cast means that the number of votes cast “for” a director’s election must exceed the number of votes cast “withheld” with respect to that director’s election. Any shares not voted (whether by broker non-vote or otherwise) will have no effect on the election of directors.

Pursuant to the Company’s Restated By-laws, any nominee who is a current director and who receives fewer votes cast “for” his or her election than votes cast “withheld” is required to promptly tender his or her resignation to the Chair of the Board following certification of the shareholder vote. The Corporate Governance and Sustainability Committee of the Board of Directors will promptly consider the resignation, and make a recommendation to the Board of Directors as to whether to accept or reject such resignation.

Solicitation and Voting

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The affirmative vote of a majority of the votes cast on the proposal by the holders of shares entitled to vote at the meeting at which a quorum is present is required for ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Abstentions and broker non-votes will not be included in the votes cast and therefore will have no effect other than not providing the Company with your view on the proposal.

Proposal 3: Advisory vote to approve the compensation of the Company’s named executive officers. The affirmative vote of a majority of the votes cast on the proposal (assuming a quorum is present) is required to approve the advisory vote on the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of this Proxy Statement. Abstentions and broker non-votes will not be included in the votes cast and thus will have no effect other than not providing the Company with your view on the proposal. Although the outcome of this advisory vote is not binding on the Company, the Compensation Committee and the Board of Directors will review and consider the outcome of the vote when making future compensation decisions pertaining to the Company’s named executive officers.

The Board of Directors recommends a vote: “FOR” the election of the nine directors named in proposal 1; “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm in proposal 2; and “FOR” approval of the compensation of the Company’s named executive officers in proposal 3.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine of the Company’s ten current directors are to be elected at the 2024 Annual Meeting. The nominees to the Board are Mses. Bélec, Cooney and Davis and Messrs. Bohn, Gwillim, Krueger, Malone, Myers, and Ravenscroft, all of whom are currently directors. John C. Pfeifer has chosen not to stand for election at the 2024 Annual Meeting. Information regarding each nominee is set forth below. If elected, each individual will hold office for a one-year term expiring at the 2025 Annual Meeting of Shareholders, subject to the limit discussed in the following sentence, or until their respective successors are duly elected and qualified. Pursuant to the Company’s Corporate Governance Guidelines, when a director reaches the age of 72, the director will resign from the Board at the first annual meeting held after reaching that age.

The election of directors is determined by a majority of the votes cast, if the election is uncontested. Shares represented by proxies in the accompanying form will be voted for the election of the nominees listed below, unless a contrary direction is indicated. The nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as management may recommend.

Information about the Company's Director Nominees

The following sets forth certain information, as of March 1, 2024, about the Board’s nominees for election at the 2024 Annual Meeting. All nine nominees were recommended to the Board by the Corporate Governance and Sustainability Committee.

Anne E. Bélec
Age: 61
Director since: 2019 Independent Director
Manitowoc Board Committees: • Audit Committee • Compensation Committee
Other Current Public Company Directorships: • None

Anne E. Bélec is a senior executive with over 35 years of experience in sales, marketing, and customer service. She had an extensive career at Ford Motor Company, holding successively senior positions, including Director, Global Marketing, and President and Chief Executive Officer, Volvo Cars N.A., Volvo Cars Corporation. Ms. Bélec subsequently went on to hold several additional senior executive roles in the automotive and recreational products sectors, including Vice President and Chief Marketing Officer of Navistar, Inc. and Senior Vice President, Global Brand, Communications and Parts, Accessories and Clothing at Bombardier Recreational Products, Inc. Ms. Bélec is the co-founder and presently serves as Chief Executive Officer of Mosaic Group, LLC, a firm offering outsourced marketing services for brands in Canada, the United States and globally.

Ms. Bélec's extensive experience in senior management and global sales and marketing makes her qualified to serve on the Company's Board of Directors.

Proposal 1 Election of Directors

Robert G. Bohn
Age: 70
Director since: 2014 Independent Director
Manitowoc Board Committees: • Corporate Governance and Sustainability Committee, Chair • Audit Committee
Other Current Public Company Directorships: • Carlisle Companies Inc. (NYSE: CSL)

Robert G. Bohn is the former Chief Executive Officer (1997 to 2010) and Chair of the Board (2000 to 2011) of Oshkosh Corporation, a leading innovator of mission-critical vehicles and equipment. Mr. Bohn joined Oshkosh Corporation in 1992 as Group Vice President and also served as its President (1994 to 2007) and as its Chief Operating Officer (1994 to 1997). Prior to joining Oshkosh Corporation, he held various executive positions with Johnson Controls, Inc. from 1985 to 1992.

Mr. Bohn’s extensive experience in growth strategy development and execution, international market development, acquisitions integration, and maximizing operational efficiency make him qualified to serve on the Company’s Board of Directors.

Anne M. Cooney
Age: 64
Director since: 2016 Independent Director
Manitowoc Board Committees: • Compensation Committee, Chair • Corporate Governance and Sustainability Committee
Other Current Public Company Directorships: • Summit Materials, Inc. (NYSE: SUM) • Wesco International, Inc. (NYSE: WCC)

Anne M. Cooney is the former President, Process Industries and Drives (2014 to 2018) of Siemens Industry, Inc., a division of Siemens AG, a multinational conglomerate primarily engaged in industrial engineering, electronics, energy, healthcare, and infrastructure activities. Ms. Cooney joined Siemens in 2001 and held a variety of high-level management positions, including serving as Chief Operating Officer, Siemens Healthcare Diagnostics, a division of Siemens AG (2011 to 2014) and as President, Drives Technologies of Siemens Industry, Inc. (2008 to 2011). She previously held various positions with increasing responsibility at General Electric Company and served as Vice President, Manufacturing of Aladdin Industries, LLC.

Ms. Cooney brings senior management and operational experience to the Company’s Board of Directors. Her extensive background and leadership experience in various segments of large manufacturing companies make her qualified to serve on the Company’s Board of Directors.

Proposal 1 Election of Directors

Amy R. Davis
Age: 55
Director since: 2021 Independent Director
Manitowoc Board Committees: • Compensation Committee • Audit Committee
Other Current Public Company Directorships: • None

Amy R. Davis is the Vice President and President – Accelera by Cummins and Components. Accelera is focused on zero-emissions technologies, with a purpose to secure a sustainable future for the industries that keep the world running. The Components segment includes five unique businesses: Engine Components, Emissions Solutions, Software and Electronics, Cummins-Meritor and the Eaton-Cummins joint venture. Ms. Davis has led Accelera since 2020 and previously served as Vice President of the global Filtration business at Cummins (2015 to 2020), and as President of the Cummins Northeast distributor as an owner (2010 to 2015).

Ms. Davis has extensive management and operational experience in the international operations of large, diversified manufacturers. Her experience in international market development, integration, and maximizing operational efficiency make her qualified to serve on the Company’s Board of Directors.

Ryan M. Gwillim
Age: 45
Director since: 2024 Independent Director
Manitowoc Board Committees: • Audit Committee
Other Current Public Company Directorships: • None

Ryan M. Gwillim is the Executive Vice President and Chief Financial Officer of Brunswick Corporation, a global leader in marine and recreation products. Mr. Gwillim has served in his current position since 2020 and previously served at Brunswick as Vice President – Finance and Treasurer (2019 to 2020) and Vice President – Investor Relations (2017 to 2019). He also served as Associate General Counsel – International (2015 to 2017) and held positions of increasing responsibility within the legal department since his Brunswick employment began in 2011. Mr. Gwillim is a certified public accountant and holds a law degree from the University of Illinois.

Mr. Gwillim brings senior management, accounting, legal and financial controls experience to the Company’s Board of Directors. The foundation of Mr. Gwillim’s financial controls and accounting expertise is from his experience with Brunswick, including his current role as Chief Financial Officer. In addition, his background and experience with public company and international business operations, mergers and acquisitions, debt markets, investor relations and regulatory issues make him qualified to serve on the Company’s Board of Directors.

Proposal 1 Election of Directors

Kenneth W. Krueger
Age: 67
Director since: 2004 Independent Director
Manitowoc Board Committees: • Non-Executive Board Chair
Other Current Public Company Directorships: • Douglas-Dynamics, Inc. (NYSE: PLOW) • Albany-International Corporation (NYSE: AIN)

Kenneth W. Krueger currently serves as the Non-Executive Board Chair and was the interim President and Chief Executive Officer of the Company from October 2015 until March 2016. Mr. Krueger was the Chief Operating Officer (2006 to 2009) and Executive Vice President (2005 to 2006) of Bucyrus International, Inc., a global leader in mining equipment manufacturing. Mr. Krueger also was the Sr. Vice President and Chief Financial Officer (2000 to 2005) of A. O. Smith Corporation, a global manufacturer of water heating and water treatment systems, and Vice President, Finance and Planning, Hydraulics, Semiconductor Equipment, and Specialty Controls Group (1999 to 2000) of Eaton Corporation.

Mr. Krueger has extensive financial, accounting, and operations experience. He has served as a chief financial officer and chief operating officer of publicly-traded companies and has other significant senior management experience. His experience and background in finance and accounting in a publicly-traded manufacturing company bring great focus to the Company’s accounting, auditing, and internal controls. Mr. Krueger’s operations leadership experience in the heavy manufacturing industry, coupled with his experience in accounting and finance, make him a valued adviser as a member of the Company’s Board of Directors and as the current Chair.

Robert W. Malone
Age: 60
Director since: 2021 Independent Director
Manitowoc Board Committees: • Compensation Committee • Corporate Governance and Sustainability Committee
Other Current Public Company Directorships: • None

Robert W. Malone is the Vice President and President – Filtration Group of Parker-Hannifin Corporation (since 2014). Mr. Malone joined Parker in 2013 as Vice President of Operations for the Filtration Group where he was responsible for five of the group’s divisions and the group sponsor for four of the seven global filtration platforms. Prior to Parker, Mr. Malone served as President and Chief Executive Officer for Purolator Filters with responsibility for the engineering, manufacturing, marketing, and sales of branded and private label filters to North American OEM and aftermarket customers. Prior to Purolator Filters, Mr. Malone held senior leadership positions with ArvinMeritor Light Vehicle Aftermarket and Arvin-Kayaba, LLC.

Mr. Malone has extensive management and operational experience in the international operations of large, diversified manufacturers. His experience in international market development, integration and maximizing operational efficiency makes him qualified to serve on the Company’s Board of Directors.

Proposal 1 Election of Directors

C. David Myers
Age: 60
Director since: 2016 Independent Director
Manitowoc Board Committees: • Audit Committee, Chair • Corporate Governance and Sustainability Committee
Other Current Public Company Directorships: • Carlisle Companies Inc. (NYSE: CSL)

C. David Myers retired in 2014 as President – Building Efficiency of Johnson Controls, Inc., a global diversified technology and industrial company, after serving in such role since 2005. Mr. Myers previously served as President and Chief Executive Officer, as well as a director, of York International Corporation, a provider of heating, ventilating, air conditioning, and refrigeration products and services, from 2004 until York was acquired by Johnson Controls in 2005. Prior thereto, he held other positions with increasing responsibility at York, including serving as President, Executive Vice President and Chief Financial Officer. Mr. Myers previously served as a Senior Manager at KPMG LLP. Mr. Myers serves as a director of The Boler Company (operating as Hendrickson International). and formerly served on the board of Children’s Hospital of Wisconsin.

Mr. Myers brings senior management, cybersecurity expertise, accounting, and financial controls experience to the Company’s Board of Directors. The foundation of Mr. Myers’ financial controls and accounting expertise is from when he served as a senior manager at KPMG and continued through his service as Chief Financial Officer of York. His background and experience in finance, accounting, and senior management in various segments of large manufacturing companies make him qualified to serve on the Company’s Board of Directors.

Aaron H. Ravenscroft
Age: 45
Director since: 2020 President and Chief Executive Officer since 2020
Other Current Public Company Directorships: • None

Aaron H. Ravenscroft has served as President and Chief Executive Officer, and has been a director, of the Company since 2020. Mr. Ravenscroft joined Manitowoc as Executive Vice President of the Mobile Cranes business in 2016, and in 2017, he took responsibility for the Tower Cranes business. Prior to joining Manitowoc, Mr. Ravenscroft served as a Regional Managing Director at Weir Group's Mineral division (2013 to 2016) as President of the Process Flow Control Group at Robbins & Myers (2011 to 2013), as Regional Vice President of the Industrial Products Group for Gardner Denver (2008 to 2011) and in a series of positions with increasing responsibility at Wabtec (2003 to 2008). Mr. Ravenscroft started his career as a sell side stock analyst at Janney Montgomery Scott following capital goods companies (2000 to 2003).

In addition to serving as the Company’s President and Chief Executive Officer, Mr. Ravenscroft’s deep industrial expertise qualifies him to serve on the Company’s Board of Directors.

The Board of Directors recommends a vote “FOR” the election of each of the nine above nominees.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

The Audit Committee and the Board of Directors have appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, and ask that the shareholders ratify that appointment. A representative of Deloitte & Touche LLP is expected to be present at the 2024 Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so. Although ratification is not required by the Company’s Restated By-laws or otherwise, the Board of Directors is submitting the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 to its shareholders for ratification as a matter of good corporate practice and because the Board values the input of its shareholders on this matter. As previously described, a majority of the votes cast on the proposal by the holders of shares entitled to vote at the 2024 Annual Meeting is required for ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

If the shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider it as a direction by shareholders to consider the appointment of a different independent registered public accounting firm. Nevertheless, the Audit Committee will still have the discretion to determine whom to appoint as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

As explained in detail in the Compensation Discussion and Analysis and Compensation Committee Report sections of this Proxy Statement, through our executive compensation program we seek to align the interests of our executives with the interests of our shareholders and Company performance, as well as to motivate our executives to maximize long-term total returns to our shareholders. In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers. The Company holds these votes annually, until the next vote of our shareholders on the frequency of such advisory votes at our 2029 annual meeting, at which time we will consider the outcome of that vote and decide how frequently to hold such future advisory votes. We believe the 2023 actual compensation paid to the named executive officers is commensurate with the Company’s 2023 performance and is aligned with the interests of our shareholders. Accordingly, we ask your indication of support “FOR” approval of the compensation of the Company’s named executive officers as described in this Proxy Statement by voting in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Although the outcome of this advisory vote is not binding on the Company, the Compensation Committee and the Board of Directors will review and consider the outcome of the vote when making future compensation decisions pertaining to the Company’s named executive officers.

In seeking your approval of the compensation of the named executive officers, we direct you to the Compensation Discussion and Analysis section, including its Executive Summary, and the Executive Compensation section.

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of this Proxy Statement.

CORPORATE GOVERNANCE

Corporate Governance Highlights - As of May 7, 2024

BOARD MEMBER REPRESENTATION:

The Company believes that strong corporate governance is critical to achieving long-term shareholder value. We are committed to governance practices and policies that serve the interests of the Company and its shareholders. The following table summarizes certain highlights of our corporate governance practices and policies:

INDEPENDENCE

•
All director nominees, except our Chief Executive Officer, are independent
•
Audit, Compensation, and Corporate Governance and Sustainability Committees composed entirely of independent directors

BEST PRACTICES

•
Mandatory director retirement age
•
The Board of Directors includes three women
•
The Board of Directors includes a balance of longer-tenured and newer directors
•
Directors are engaged in continuous education and development
•
None of our director nominees are "overboarded" - five do not sit on any other public company Board of Directors, two sit on one other public company Board of Directors, and two sit on two other public company Board of Directors
•
Share ownership guidelines for Board of Directors and executives
•
Published Corporate Governance Guidelines, which are reviewed and evaluated at least annually
•
Published Global Code of Business Conduct applicable to our Board of Directors
•
Each Committee of our Board of Directors has a published charter that is reviewed and evaluated at least annually
•
Independent members of the Board of Directors meet regularly and frequently (at least four times per year) without management present
•
Non-Executive Board Chair
•
The Board of Directors and each Board Committee conducts an annual performance self-evaluation

ACCOUNTABILITY

•
Annual election of all members of the Board of Directors
•
Majority voting for members of the Board of Directors
•
Ability to remove members of the Board of Directors without cause
•
No super majority voting provisions in our Amended and Restated Articles of Incorporation or Restated By-laws
•
Right of shareholders holding 10% or more of our stock to call special meetings
•
Board Chair and Chief Executive Officer roles separated

RISK OVERSIGHT

•
The Board of Directors oversees the Company's overall risk-management structure
•
The Audit Committee assists the Board in overseeing the enterprise risk management processes, including review of strategic, operational, financial and legal compliance risks
•
The Board of Directors receives regular updates regarding information technology and cybersecurity risks, including controls implemented to mitigate these risks, the results of cybersecurity exercises and response readiness assessments

Corporate Governance

With the support and oversight of the Board and the Corporate Governance and Sustainability Committee, the Company continues to focus on the Company’s strategy, initiatives, risk opportunities, and related reporting with respect to significant environmental, climate change, health and safety, human rights, and corporate citizenship matters. To learn more about the Company’s sustainability efforts and to access the Company’s Annual Corporate Sustainability Reports go to the Company’s website under “Investors – Environmental & Social” at www.manitowoc.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

Governance of the Company

Composition and Independence. The Board is currently comprised of ten directors. John C. Pfeifer has chosen not to stand for election at the 2024 Annual Meeting. As a result, the size of the Board will be reduced from ten directors to nine directors effective immediately preceding the 2024 Annual Meeting. Under the Company’s Restated By-laws, the number of directors may not be less than seven or more than twelve.

The Board of Directors has determined that the following non-employee directors – Anne E. Bélec, Robert G. Bohn, Anne M. Cooney, Amy R. Davis, Ryan M. Gwillim, Kenneth W. Krueger, Robert W. Malone,C. David Myers, and John C. Pfeifer – do not have any material relationships with the Company, other than serving as directors, and that each is independent as defined in the Company’s Director Independence Criteria and under applicable law and the New York Stock Exchange (the “NYSE”) listing standards. In determining whether a director has a material relationship with the Company, in addition to reviewing applicable laws and NYSE listing standards, the Board has adopted nine Director Independence Criteria which may be viewed on the Company’s website under “Investors – Corporate Governance” at www.manitowoc.com. Any director who meets all of the nine criteria will be presumed by the Board to have no material relationship with the Company. In addition to the foregoing, in determining that Ms. Davis, Mr. Malone and Mr. Pfeifer were independent, the Board considered Ms. Davis’ role at Cummins Inc. (“Cummins”), Mr. Malone’s role at Parker-Hannifin Corporation (“Parker”) and Mr. Pfeifer’s role at Oshkosh Corporation (“Oshkosh”). Cummins, Parker, and Oshkosh are suppliers to the Company. Ms. Davis is the Vice President and President - Accelera by Cummins and Components. She assumed responsibilities for the Components business in 2023 and has led the Accelera business since 2020. Ms. Davis previously served as Vice President of the global Filtration business at Cummins from 2015 to 2020. Mr. Malone has served as the Vice President and President – Filtration Group of Parker since 2014. Mr. Pfeifer has served as the President and Chief Executive Officer of Oshkosh since 2021, and previously served as President and Chief Operating Officer of Oshkosh from (2020 to 2021) and as the Executive Vice President and Chief Operating Officer of Oshkosh (2019 to 2020). During 2023, the Company continued commercial relationships with Cummins, Parker and Oshkosh, paying Cummins approximately $27.4 million for goods and services (which represented about 0.08% of Cummins’ net revenues), paying Parker approximately $4.3 million for goods and services (which represented about 0.02 % of Parker’s net revenues), and paying Oshkosh approximately $0.1 million for goods and services (which represented about 0.001% of Oshkosh’s net revenues). All of these transactions were conducted in arms’ length transactions in the normal and ordinary course of the Company’s business and were approved by the Audit Committee.

Aaron H. Ravenscroft, the Company’s President and Chief Executive Officer, is not an independent director.

Guidelines and Ethics. The Company has adopted Corporate Governance Guidelines to set forth internal Board policies and procedures. The Board of Directors regularly reviews and, if appropriate, revises the Corporate Governance Guidelines and other governance instruments, including the charters of its Audit, Compensation, and Corporate Governance and Sustainability Committees, in accordance with rules of the SEC and the NYSE. The Board has also adopted a Code of Conduct that includes a Global Ethics Policy that pertains to all employees, including, but not limited to, the Company’s principal executive officer, principal financial officer, principal accounting officer, and controller.

Corporate Governance

Copies of these documents are available, free of charge, on the Company’s website under “Investors – Governance” at www.manitowoc.com. Other than the text of the Corporate Governance Guidelines, charters of the Audit, Compensation, and Corporate Governance and Sustainability Committees, the Code of Conduct and the Director Independence Criteria, the Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

As set forth in the Corporate Governance Guidelines, all directors are strongly encouraged to attend the annual shareholder meeting of the Company. All of our directors serving at the time attended the 2023 Annual Meeting of Shareholders.

Meetings. During the year ended December 31, 2023, the Board of Directors met six times. All members of the Board then serving attended at least 75 percent of the meetings held by the Board and the committees on which they served. As required by the Company’s Corporate Governance Guidelines, the Board met in executive session at each regular Board meeting during 2023.

Board Leadership Structure. The Board of Directors has determined that the interests of the Company and the Board are best served at this time by separating the roles of Chair of the Board and Chief Executive Officer of the Company. Among the factors considered by the Board in reaching this conclusion, the Board believes that it is important for Mr. Ravenscroft to focus solely on his responsibilities as President and Chief Executive Officer of the Company and that a Board member with a long-standing familiarity with the Company should serve as the Chair of the Board of Directors.

The Non-Executive Chair of the Board is an independent director. The Corporate Governance Guidelines provide that if the Chair of the Board is not an independent director, the chairperson of the Corporate Governance and Sustainability Committee will serve as the lead director. If for any reason the chairperson of the Corporate Governance and Sustainability Committee is unable to perform the lead director role on a temporary basis, he/she will designate the chairperson of either the Compensation Committee or the Audit Committee to assume the role of lead director on an interim basis. When a lead director is in place, the lead director has the following duties and responsibilities: (a) preside at all meetings of the Board of Directors at which the Chair of the Board is not present, including independent director sessions; (b) call independent director sessions; (c) serve as a liaison between the Chair of the Board and the independent directors; (d) review and approve the agendas for Board meetings, including the schedule of meetings; (e) meet with the Chair of the Board and Chief Executive Officer after each Board meeting to provide feedback to the Chair of the Board and Chief Executive Officer regarding the Board meeting and any other matters deemed appropriate by the independent directors; and (f) such other duties and responsibilities as the Board of Directors may request from time to time.

Committees. The Company has standing Audit, Compensation, and Corporate Governance and Sustainability Committees of the Board of Directors, currently comprised of only independent directors as follows:

COMMITTEE	ANNE E. BÉLEC	ROBERT G. BOHN	ANNE M. COONEY	AMY R. DAVIS	RYAN M. GWILLIM	ROBERT W. MALONE	C. DAVID MYERS	JOHN C. PFEIFER
AUDIT COMMITTEE	✓	✓		✓	✓		Chair
COMPENSATION COMMITTEE	✓		Chair	✓		✓		✓
CORPORATE GOVERNANCE AND SUSTAINABILITY COMMITTEE		Chair	✓			✓	✓	✓

Corporate Governance

Risk Oversight

The Board of Directors is responsible for the oversight of risk across the entire Company. This responsibility is administered more directly through the Audit Committee of the Board. As set forth in the Audit Committee Charter, one of the responsibilities of the Audit Committee is to assist the Board in fulfilling its role in the oversight of risk across the organization and the management and/or mitigation of those risks. On a regular basis in its committee meetings, the Audit Committee specifically reviews risks identified by management that could have a material adverse effect on the business, financial condition, or results of operations of the Company. Additionally, the Audit Committee works to identify the Company’s material risks and risk factors through regular meetings and discussions with senior management, internal audit, and the Company’s independent auditors. Management reviews with the Audit Committee the Company’s enterprise risk management process to identify enterprise risks and mitigating strategies related to each of the Company's key business areas (i.e., market, financial, operational, reputation, competition, legal and regulatory, environmental, health and safety, product liability, public reporting, information systems, cybersecurity, employment and labor, and strategic planning) and the steps management has taken to monitor and control such risks. Appropriate members of the executive leadership team and management are responsible for management of the various risks related to each of the Company’s key business areas. During 2023, the Board and its committees also reviewed and discussed with management macroeconomic conditions, including inflation, rising interest rates and recessionary concerns, as well as continuing global supply chain constraints, logistics constraints, labor constraints, and geopolitical events, and management's strategies and initiatives to respond to, and mitigate, any adverse impacts. The Board also receives regular updates regarding information technology and cybersecurity risks, including the controls implemented to mitigate these risks, the results of cybersecurity exercises and response readiness assessments. The Board also received a briefing on global developments in cybersecurity threats to enhance their literacy on cyber issues.

Succession Planning

Succession planning and leadership development are key priorities for the Board of Directors and management. The Board regularly reviews the Company’s succession planning activities in support of its business strategy, which includes a detailed discussion of the Company’s development programs, leadership bench, and succession plans with a focus on key positions at the senior executive level and other critical roles. The Board also has regular and direct exposure to potential future leaders at the Company through formal Board and Committee presentations and informal events.

Transactions with Related Persons

The Board of Directors has adopted written policies and procedures regarding the review, approval, and ratification of related party transactions. For purposes of these policies and procedures:

•
a “related person” means any of the Company’s directors, executive officers, nominees for director, five percent or greater shareholder or any of their immediate family members; and
•
a “related person transaction” generally means a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest. Each executive officer, director or nominee for director is required to disclose to the Audit Committee certain information relating to related person transactions for review and approval or ratification by the Audit Committee. The Audit Committee is required to disclose any material related person transactions to the full Board of Directors.

Corporate Governance

Disclosure to the Audit Committee is required to be made before, if possible, or as soon as practicable after the related person transaction is affected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the transaction or of a material change to such a transaction. Under the policy, the Audit Committee’s decision to approve or ratify a related person transaction is to be based on the Audit Committee’s determination that consummation of the transaction is in, or was not contrary to, the best interests of the Company. There were no related person transactions during 2023.

Corporate Governance and Sustainability Committee

The Corporate Governance and Sustainability Committee is also the Company’s nominating committee. The purpose of the Corporate Governance and Sustainability Committee is to assist the Board in its corporate governance responsibilities, including to identify individuals qualified to become Board members, to recommend to the Board for the Board’s selection director nominees and to recommend to the Board the corporate governance principles and guidelines.

The Corporate Governance and Sustainability Committee's role and responsibilities also include the following:

•
Oversight and review of the Company's strategy, initiatives, risk opportunities, and related reporting with respect to significant environmental, climate change, health and safety, diversity and inclusion, human rights, and corporate citizenship matters;
•
Review the Company's Annual Corporate Sustainability Report;
•
Conduct an annual evaluation of the Chief Executive Officer by the Corporate Governance and Sustainability Committee Chair, along with the Chair of the Board; and
•
Conduct an annual assessment of its own performance and coordinate the annual evaluation of the Board.

All members of the Corporate Governance and Sustainability Committee are independent as defined in the Company's Director Independence Criteria, applicable law, and the corporate governance listing standards of the NYSE.

The Corporate Governance and Sustainability Committee met four times during 2023.

Audit Committee

The Audit Committee's role and responsibilities include the following:

•
Assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, (5) the risks across the organization and the management and/or mitigation of those risks (including the Company’s enterprise risk management process), (6) the Company’s compliance with ethical standards established by law, rule, regulation, and Company policy, and (7) the Company’s disclosure processes and procedures;
•
Prepare the report that SEC rules require be included in the Company’s annual Proxy Statement; and
•
Conduct an annual assessment of its own performance.

Corporate Governance

All members of the Audit Committee are “independent,” as defined in the Company’s Director Independence Criteria, the Audit Committee Charter, applicable law, and the corporate governance listing standards of the NYSE relating to audit committees. The Board has determined that all members of the Audit Committee are financially literate and that Messrs. Myers, Bohn, and Gwillim are “audit committee financial experts,” as defined in the Company’s Audit Committee Charter and in the SEC regulations.

The Audit Committee met five times during 2023. For further information, see the Audit Committee Report below.

Compensation Committee

The Compensation Committee assists the Board of Directors in fulfilling its responsibility to achieve the Company’s purpose of maximizing the long-term total return to shareholders by ensuring that executive officers, directors, and employees are compensated in accordance with the Company’s philosophy, objectives, and policies.

The Compensation Committee's role and responsibilities include the following:

•
Act on behalf of the Board of Directors in setting compensation policy and the Company's Compensation Recovery Policy, administering compensation plans, and making decisions with respect to the compensation of executive officers, including the review and approval of merit/other compensation budgets and payouts under incentive plans;
•
Review and recommend to the full Board for approval, annual base salary levels, short-term and long-term incentive opportunity levels, executive perquisites, employment agreements (if and when appropriate), benefits, and supplemental benefits of the Chief Executive Officer and other executive officers of the Company;
•
Annually evaluate the Chief Executive Officer's and executive officers' compensation levels and payouts against (1) pre-established, measurable performance goals and objectives; and (2) an appropriate comparison group;
•
Prepare the annual report on executive compensation for inclusion in the Company's annual Proxy Statement, in accordance with applicable rules and regulations;
•
Review and recommend the compensation for non-employee directors for vote by the full Board; and
•
Conduct an annual assessment of its own performance.

All members of the Compensation Committee are “independent” as defined in the Company’s Director Independence Criteria, the Compensation Committee Charter, applicable law and the corporate governance listing standards of the NYSE relating to compensation committees. The Compensation Committee is primarily responsible for administering the Company’s executive compensation program. As such, the Compensation Committee reviews and approves all elements of the executive compensation program that cover the executive officers. Management is responsible for making recommendations to the Compensation Committee (except with respect to compensation paid to the Chief Executive Officer) and effectively implementing the executive compensation program, as established by the Compensation Committee. To assist the Compensation Committee with its responsibilities regarding the executive compensation program, the Compensation Committee currently retains Willis Towers Watson (WTW) as its independent compensation consultant. The Compensation Committee considered the factors set forth in the Compensation Committee Charter and in applicable SEC and NYSE rules regarding independence, and does not believe that its retention of WTW has given rise to any conflict of interest.

The Compensation Committee met six times during 2023. For further information, see the Compensation Discussion and Analysis and the Compensation Committee Report below.

SHAREHOLDER ENGAGEMENT

The Company believes that meaningful corporate governance should include regular conversations between our management and our shareholders. Our management team frequently meets with shareholders for conversations on a variety of topics, including but not limited to Company strategic growth initiatives, business performance, compensation, and environmental, social, and governance issues. In addition, the Company solicits input from our investment community to better understand their perception of the Company’s performance and strategy. In 2023, our management team held discussions with several top shareholders to garner their input on governance matters and practices. The Company collects the feedback from these sessions and presents it to the Board for its consideration. The Board values an active and transparent investor relations program as it believes that shareholder input strengthens its role as an informed and engaged fiduciary.

Participants in Shareholder Engagement

•
Board of Directors
•
President and Chief Executive Officer
•
Executive Vice President and Chief Financial Officer
•
Other Executive Vice Presidents and Senior Vice Presidents
•
Investor Relations

Types of Shareholder Engagement

•
Annual meetings
•
One-on-one meetings
•
Shareholder calls
•
Investor conferences
•
Meetings and tours at Manitowoc facilities
•
Hosting trade show tours
•
Earnings calls
•
Being accessible for shareholder inquiries

2023 Engagement Summary

The Company is actively engaged with shareholders throughout the year where management from various departments meet with shareholders regularly to discuss a variety of topics. Highlights of our 2023 shareholder outreach are as follows:

•
The Investor Relations team reached out to the top 25 shareholders to discuss environmental, social, and governance matters, and the Company’s executive compensation program as part of its shareholder engagement.
•
All of the Company’s shareholders were given the opportunity to participate in a virtual shareholder forum on compensation matters prior to last year’s annual meeting of shareholders and provide feedback on the Company’s executive compensation program.
•
Participated in six investor conferences.
•
Conducted over 100 Company discussions with shareholders, potential investors, and investment analysts.
•
The Company continued to gain insights on its practices and policies and received positive feedback relating to the execution of strategy, corporate governance, executive compensation, environmental, health and safety practices, sustainability, and the Company’s investor relations activities.
•
The Company’s Chief Executive Officer, Chief Financial Officer and Investor Relations team provide feedback from the shareholder and analyst meetings to the Board on a quarterly basis. Additional viewpoints and commentary from shareholders and analysts are incorporated into the Company’s comprehensive strategic review which is presented to the Board at least annually.

The Board considers feedback from these conversations during its deliberations, and the Company regularly reviews and adjusts applicable corporate governance structure and executive compensation policies and practices in response to comments from our shareholders.

Shareholder Engagement

As we continue our efforts to build and strengthen our relationships with shareholders, we encourage you to contact us via:

Email/Call	Attend
investor.relations@manitowoc.com Tel: 414-760-4805	https://ir.manitowoc.com/events-and-presentations/events/default.aspx

Nominations of Directors

The Corporate Governance and Sustainability Committee has adopted the following policies and procedures regarding consideration of candidates for the Board.

Consideration of Candidates for the Board of Directors Submitted by Shareholders. Pursuant to the Company’s Restated By-laws and the Corporate Governance and Sustainability Committee Charter, the Corporate Governance and Sustainability Committee will only review recommendations for director nominees from any shareholder beneficially owning, or group of shareholders beneficially owning in the aggregate, at least 5% of the issued and outstanding Common Stock of the Company for at least one year as of the date that the recommendation was made (a “Qualified Shareholder”). Any Qualified Shareholder must submit its recommendation no later than 120 calendar days before the date of the Company’s Proxy Statement is released to the shareholders in connection with the previous year’s annual meeting for the recommendation to be considered by the Corporate Governance and Sustainability Committee. Any recommendation must be submitted in accordance with the policy in the Corporate Governance Guidelines captioned “Communications to the Board of Directors” (which is also described below). In considering any timely-submitted recommendation from a Qualified Shareholder, the Corporate Governance and Sustainability Committee shall have sole discretion as to whether to nominate the individual recommended by the Qualified Shareholder, except that in no event shall a candidate recommended by a Qualified Shareholder who is not “independent” as defined in the Company’s Director Independence Criteria and who does not meet the minimum expectations for a director set forth in the Company’s Corporate Governance Guidelines be recommended for nomination by the Corporate Governance and Sustainability Committee.

The Corporate Governance and Sustainability Committee did not receive, prior to the deadline noted above, any recommendations for director nominees from any Qualified Shareholder.

Consideration of Candidates for the Board of Directors who are Incumbent Directors. Prior to the expiration of the term of a director desiring to stand for re-election, the Corporate Governance and Sustainability Committee will evaluate the performance and suitability of the particular director. The evaluation may include the opportunity for other sitting directors to provide input to the Corporate Governance and Sustainability Committee or its chairperson and may include an interview of the director being evaluated. If the director being evaluated is the chairperson of the Corporate Governance and Sustainability Committee, another Corporate Governance and Sustainability Committee member will be appointed by the Corporate Governance and Sustainability Committee to lead the evaluation. The Corporate Governance and Sustainability Committee will make a recommendation to the Board for the Board’s final decision on each director seeking re-election.

Consideration of Candidates for the Board of Directors who are Non-Incumbent Directors. In the event of a vacancy in the Board of Directors, the Corporate Governance and Sustainability Committee will manage the process of searching for a suitable director. The Corporate Governance and Sustainability Committee will be free to use its judgment in structuring and carrying out the search process based on the Corporate Governance and Sustainability Committee’s and the Board’s perception as to what qualifications would best suit the Board’s needs for each particular vacancy. The process may include the consideration of candidates recommended by executive officers, Board members, shareholders and/or a third-party professional search firm retained by the Corporate Governance and Sustainability Committee. The Corporate Governance and Sustainability Committee has sole authority to retain (including to determine the fees and other retention terms) and terminate any third-party to be used to identify director candidates and/or evaluate any director candidates. Any candidate should meet the expectations for directors set forth in the

Shareholder Engagement

Company’s Corporate Governance Guidelines. Strong preference should be given to candidates who are “independent,” as that term is defined in the Company’s Director Independence Criteria and the NYSE rules, and to candidates who are sitting or former executives of companies whose securities are listed on a national securities exchange and registered pursuant to the Securities Exchange Act of 1934. The Corporate Governance and Sustainability Committee is not required to consider candidates recommended by a shareholder except as set forth in the section captioned “Consideration of Candidates for the Board of Directors Submitted by Shareholders” set forth above. If the Corporate Governance and Sustainability Committee determines to consider a candidate recommended by a shareholder, the Committee will be free to use its discretion and judgment as to what deference will be given in considering any such candidate.

Director Qualifications and Diversity. The Board of Directors appreciates the value that comes from diverse representation. In identifying candidates for the Board , the Corporate Governance and Sustainability Committee considers foremost the qualifications and experience that the Corporate Governance and Sustainability Committee believes would best suit the Board’s needs created by each particular vacancy. As part of the process, the Corporate Governance and Sustainability Committee and the Board endeavor to have a Board comprised of individuals with diverse backgrounds, viewpoints, and life and professional experiences, provided such individuals should all have a high level of management and/or financial experience and expertise. Pursuant to the Company’s Corporate Governance Guidelines, the Corporate Governance and Sustainability Committee should consider diversity of viewpoints, backgrounds, experiences, expertise, and skill sets, including diversity of age, gender identity, nationality, race, and ethnicity when identifying and recommending to the Board qualified candidates for Board membership. In this process, the Board of Directors and the Corporate Governance and Sustainability Committee do not discriminate against any candidate on the basis of race, color, national origin, gender, religion, disability, sexual orientation, or gender identity.

Communications to the Board of Directors

As set forth in the Company’s Corporate Governance Guidelines, any shareholder or interested party may communicate with the Board of Directors in accordance with the following process. If an interested party desires to communicate with the Board or any member of the Board, the interested party may send such communication in writing to the Company at the Company’s principal executive offices, One Park Plaza, 11270 West Park Place, Suite 1000, Milwaukee, Wisconsin 53224, to the attention of our Secretary. Such communication must include the following information in order to be considered for forwarding to the Board or the applicable director:

1.
The name, address, and phone number of the interested party;
2.
The basis of the party’s interest in the Company (for example, if the interested party is a shareholder, a statement to that effect with the number of shares owned by the shareholder and the length of time that such shares have been beneficially owned);
3.
The identity of the director or directors for whom such communication is intended;
4.
The address where any reply or questions may be sent by the Company, the Board or any Board member;
5.
Whether such interested party requests that the Company let the interested party know whether or not such communication has been forwarded to the Board or the particular Board member; and
6.
Such other information that the Company may subsequently request in order to verify the foregoing information or to clarify the communication.

Shareholder Engagement

Any communication that the Company’s Secretary determines, in his or her discretion, to be or to contain any language that is offensive or to be dangerous, harmful, illegal, illegible, not understandable, or nonsensical, may, at the option of such person, not be forwarded to the Board or any particular director. Any communication from an interested party shall not be entitled to confidential treatment and may be disclosed by the Company or by any Board member as the Company or the Board member sees fit. Neither the Company nor the Board, nor any Board member, shall be obligated to send any reply or response to the interested party, except to indicate to the interested party (but only if the interested party specifically requested such an indication) whether or not the interested party’s communication was forwarded to the Board or the applicable Board member.

AUDIT COMMITTEE REPORT

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

•
reviewed and discussed the audited financial statements for the year ended December 31, 2023 with the Company’s management;
•
discussed with Deloitte & Touche LLP ("Deloitte"), the Company’s independent registered public accounting firm for the year ended December 31, 2023, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•
received the written disclosure and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board, considered whether the provisions of non-audit services by Deloitte are compatible with maintaining Deloitte’s independence, and discussed with Deloitte its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Audit Committee
C. David Myers, Chair
Anne E. Bélec
Robert G. Bohn
Amy R. Davis
Ryan M. Gwillim

Independent Registered Public Accounting Firm

In accordance with the recommendation of the Audit Committee, and at the direction of the Board of Directors, the Company appointed Deloitte as its independent registered public accounting firm for the year ending December 31, 2024. As set forth in this Proxy Statement, the appointment of Deloitte is being submitted to the shareholders for ratification at the 2024 Annual Meeting. A representative of Deloitte is expected to be present at the 2024 Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

Fees billed or expected to be billed by PWC for 2022 and Deloitte for 2023 are listed here:

YEAR ENDED DECEMBER 31	AUDIT FEES	TAX FEES	ALL OTHER FEES	TOTAL FEES
2023	$1,792,600	$139,125	$5,685	$1,937,410
2022	$2,147,000	$94,000	$5,400	$2,246,400

Audit fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States), including the recurring audit of the Company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to consents and assistance with a review of documents filed with the SEC. Tax fees primarily include fees associated with tax compliance, tax consulting, and domestic and international tax planning. All other fees primarily include fees associated with an accounting research tool.

The Company’s Audit Committee Charter requires that the Audit Committee pre-approve all non-audit services to be performed by the Company’s independent registered public accounting firm. All services performed by Deloitte that are encompassed in the audit related fees, tax fees, and all other fees were approved by the Audit Committee in advance in accordance with the pre-approval policy set forth in the Audit Committee Charter.

Audit Committee Report

Previous Independent Registered Public Accounting Firm

On August 31, 2022, PricewaterhouseCoopers LLP ("PwC") was notified on behalf of the Audit Committee of the Board of Directors that it was dismissed as the Company's independent registered public accounting firm effective upon completion by PwC of its procedures on the financial statements of the Company as of and for the year ending December 31, 2022 and the filing of the related Form 10-K.

The reports of PwC on the Company's consolidated financial statements as of and for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's years ended December 31, 2021 and December 31, 2020 and in the subsequent interim period through August 31, 2022, there were no "disagreements" (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, disagreements if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods. In addition, during the Company's two most recent years and in the subsequent interim period through August 31, 2022, there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

New Independent Registered Public Accounting Firm

On August 31, 2022, the Audit Committee of the Board of Directors appointed Deloitte as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for its year ending December 31, 2023, subject to completion of Deloitte's standard client acceptance procedures and execution of an engagement letter. Such client acceptance procedures were subsequently completed and an engagement letter was executed.

During the Company's years ended December 31, 2021 and December 31, 2020 and in the subsequent interim period through August 31, 2022, neither the Company nor anyone on its behalf consulted Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or "reportable event" (as these terms are defined or described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

OWNERSHIP OF SECURITIES

Stock Ownership of Beneficial Owners of More than Five Percent

The following table sets forth information regarding the beneficial ownership of each person or entity known by the Company to have beneficial ownership of more than 5% of the Company’s outstanding Common Stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,396,794(1)	12.4%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	2,314,905(2)	6.5%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,290,664(3)	6.5%
Front Street Capital Management and Tarkio Fund 218 E. Front Street Suite 205 Missoula, MT 59802	1,925,757(4)	5.5%

(1)
This information is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 23, 2024. BlackRock reported that it may be deemed to have sole voting power with respect to 4,121,262 shares, no shared voting power with respect to any shares, sole dispositive power with respect to 4,396,794 shares and no shared dispositive power with respect to any shares as of December 31, 2023.
(2)
This information is based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 13, 2024. Vanguard reported that it may be deemed to have sole voting power as to no shares, shared voting power as to 32,348 shares, sole dispositive power with respect to 2,248,414 shares and shared dispositive power with respect to 66,491 shares as of December 31, 2023.
(3)
(3) This information is based solely on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2024. Dimensional reported that it may be deemed to have sole voting power as to 2,251,463 shares, no shared voting power with respect to any shares, sole dispositive power with respect to 2,290,664 shares and no shared dispositive power with respect to any shares as of December 31, 2023.
(4)
This information is based solely on a Schedule 13G filed with the SEC by Front Street Capital Management, Inc. (“FSC”) and Tarkio Fund (“TARKX”) on January 28, 2021. FSC reported that it may be deemed to have sole voting power as to 144,065 shares, no shared voting power with respect to any shares, sole dispositive power with respect to 933,092 shares and no shared dispositive power with respect to any shares of December 31, 2020; and TARKX reported that it may be deemed to have sole voting power as to 848,600 shares, no shared voting power with respect to any shares, sole dispositive power with respect to 848,600 shares and no shared dispositive power with respect to any shares as of December 31, 2020.

Ownership of Securities

Stock Ownership of Directors and Management

The following table sets forth information regarding the beneficial ownership of Common Stock by each current director and director nominee of the Company, by each current executive officer of the Company named in the Summary Compensation Table below, and by the current directors and executive officers of the Company as a group. Unless otherwise indicated, the information is provided as of the Record Date (i.e., March 1, 2024). Each of the persons listed below is the beneficial owner of less than 1% of the outstanding shares of Common Stock other than Aaron H. Ravenscroft who is the beneficial owner of 1.0%, and the current executive officers and directors as a group own approximately 2.8% of the outstanding shares of Common Stock. The table also reflects for each person the number of Common Stock units associated with compensation deferred under the Company’s Deferred Compensation Plan. None of the persons named below has pledged any of his/her shares as security.

NAME	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
Anne E Bélec	39,829
Robert G. Bohn	49,796
James S. Cook	23,784
Anne M. Cooney	62,597
Amy R. Davis	18,081
Ryan M. Gwillim	0
Kenneth W. Krueger	138,401
Robert W. Malone	18,081
Leslie L. Middleton	94,261	(2)
C. David Myers	61,819
Jennifer L. Peterson	18,441	(3)
John C. Pfeifer	61,984
Aaron H. Ravenscroft	355,416	(4)
Brian P. Regan	51,557	(5)
Total of all current executive officers and directors (14 persons)	994,046	(6)

(1) Unless otherwise noted, the specified persons have sole voting power and sole dispositive power as to the indicated shares.

(2) Includes 26,277 shares that Mr. Middleton has the right to acquire pursuant to the Company’s 2013 Omnibus Incentive Plan within sixty days following the record date for the 2024 Annual Meeting.

(3) Includes 3,473 shares that Ms. Peterson has the right to acquire pursuant to the Company’s 2013 Omnibus Incentive Plan within sixty days following the record date for the 2024 Annual Meeting.

(4) Includes 124,028 shares that Mr. Ravenscroft has the right to acquire pursuant to the Company’s 2013 Omnibus Incentive Plan within sixty days following the record date for the 2024 Annual Meeting.

(5) Includes 4,172 shares that Mr. Regan has the right to acquire pursuant to the Company’s 2013 Omnibus Incentive Plan within sixty days following the record date for the 2024 Annual Meeting.

(6) Includes 157,950 shares that the Company’s executive officers have the right to acquire pursuant to the Company’s 2013 Omnibus Incentive Plan within sixty days following the record date for the 2024 Annual Meeting.

NON-EMPLOYEE DIRECTOR COMPENSATION

The annual compensation package for non-employee directors is designed to attract and retain highly experienced and qualified individuals to serve on the Company’s Board of Directors. It is also intended to be competitive relative to general industrial companies of comparable size to the Company. The Compensation Committee typically reviews the market competitiveness of the non-employee director compensation program every two years with the assistance of an outside consulting firm.

The 2023 compensation package for non-employee directors consisted of cash (annual retainers) and equity (stock) awards. No meeting fees were paid to non-employee directors in 2023. Directors are also entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and from Board and committee meetings and other Company events. An individual director’s actual annual compensation will vary based on committee memberships and committee chair responsibilities.

A significant portion of the target annual compensation package is delivered in the form of equity, which is designed to promote a strong alignment of interests between the Company’s non-employee directors and its shareholders. In 2023, the equity award, consisting of a stock grant, was set based on the guideline value of $125,000 (which was increased to $135,000 as of May 1, 2023). The number of shares granted were based on a 20-day average of the closing stock price from the grant date on February 8, 2023 (which was the date of the Board meeting). The accounting expense was based on the closing stock price as of the date of grant.

Equity awards made in 2023 to non-employee directors were granted under the Company’s 2013 Omnibus Incentive Plan. The Compensation Committee may, in its discretion, grant awards from time-to-time in such amounts as it determines and to such non-employee directors as it selects.

The following table summarizes the annual compensation elements provided to the Company’s non-employee directors as of May 1, 2023:

DIRECTOR PAY ELEMENT	AMOUNT
Annual Retainer for Board Chair (Non-Executive)	$125,000
Annual Retainer for Board Member	$80,000
Annual Retainer for Lead Independent Director	$25,000
Annual Retainer for Audit Committee Chair	$25,000
Annual Retainer for Compensation Committee Chair	$20,000
Annual Retainer for Governance Committee Chair	$17,500
Annual Retainer for Audit Committee Member	$10,000
Annual Retainer for Compensation Committee Member	$7,500
Annual Retainer for Governance Committee Member	$7,500
Annual Equity Grant	$135,000

Non-Employee Director Compensation

Non-Employee Directors’ Compensation

The following table sets forth the total compensation earned by non-employee directors during the year ended December 31, 2023. Ryan M. Gwillim did not join the Board until January 2024.

NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)	TOTAL
Anne E. Bélec	$97,500	$136,243	$233,743
Robert G. Bohn	$106,250	$136,243	$242,493
Anne M. Cooney	$105,000	$136,243	$241,243
Amy R. Davis	$93,750	$136,243	$229,993
Kenneth W. Krueger	$205,000	$136,243	$341,243
Robert W. Malone	$91,250	$136,243	$227,493
C. David Myers	$110,000	$136,243	$246,243
John C. Pfeifer	$95,000	$136,243	$231,243

(1)
Includes annual cash retainers for the board chair, board members, committee chairs and committee members.
(2)
Reflects the grant date fair value of stock granted in 2023, as computed under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The grant date fair value of stock granted in 2023 is calculated by multiplying the number of shares granted by the closing price of the Company’s common stock on the grant date. The stock granted in 2023 was not restricted and vested immediately upon grant. For 2023, Ms. Belec, Ms. Cooney and Mr. Pfeifer each deferred their 2023 stock grant pursuant to the Company's Deferred Compensation Plan. At December 31, 2023, no director had any restricted stock units outstanding.

Stock Ownership Guidelines for Non-Employee Directors

The Company’s corporate governance guidelines contain stock ownership guidelines for non-employee directors. The guidelines provide that each non-employee director should acquire and hold stock of the Company with a value equal to five times the non-employee director’s total annual cash retainer (excluding any additional retainer for committee memberships or chairpersonships, lead director or chairperson of the Board roles) with the compliance measured annually at the first Board meeting in a given year commencing with the first Board meeting in the sixth full calendar year after the director is first elected as a member of the Board, based on each director’s stock ownership and the stock price as of the close of business on the last day of the preceding calendar year. For purposes of the foregoing stock ownership requirement, restricted stock will be included but unexercised options will not be included. If a director has not met the stock ownership requirement as of the end of the fifth calendar year after the director is first elected as a member of the Board, then the director must acquire shares during the subsequent calendar year equal in value to at least 50% of the total annual retainer paid or payable to the director during such subsequent calendar year, determined after tax. As of December 31, 2023, the non-employee directors were in compliance or projected to be in compliance (as applicable) with the stock ownership guidelines.

Deferred Compensation Plan

Under the Company’s Deferred Compensation Plan, each non-employee director may elect to defer all or any part of his or her annual retainer, or equity grant, for future payment upon death, disability, termination of service as a director, a date specified by the Director, or the earlier of any such date to occur. A director may use the Deferred Compensation Plan as a means of achieving the stock ownership guidelines applicable to the director by electing to defer a portion of his or her compensation under the Company’s Deferred Compensation Plan and investing in the Company’s stock.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The compensation discussion and analysis below, which should be read together with the compensation tables that follow in this Proxy Statement, is designed to assist shareholders with understanding the objectives of our executive compensation program, the different components of compensation paid and the basis for our compensation decisions. This discussion focuses on the compensation of the Named Executive Officers ("NEOs") who are listed in the Summary Compensation Table in this Proxy Statement and who are listed below:

Aaron H. Ravenscroft	President & Chief Executive Officer
Brian P. Regan	Executive Vice President & Chief Financial Officer
Leslie L. Middleton	Executive Vice President, Americas and EU Mobile Cranes
Jennifer L. Peterson	Executive Vice President, General Counsel and Secretary
James S. Cook	Executive Vice President, Human Resources

The Board appointed James S. Cook as Executive Vice President, Human Resources effective May 1, 2023. Mr. Cook joined the Company in August 2017. Prior to this appointment, he served as Senior Vice President, Human Resources since August 2022, Senior Vice President, EH&S (Environment, Health & Safety) and The Manitowoc Way, since August 2020 and Vice President, EH&S and Security since August 2017.

Compensation Discussion and Analysis

I. PAY FOR PERFORMANCE

An essential part of the Company’s compensation programs involves continuing to align pay outcomes with financial performance, safety, and the performance of its stock. The Compensation Committee establishes meaningful goals for performance-based compensation, including performance measures, measure weighting and thresholds, targets, and maximums for its short-term and long-term incentive plan compensation. The Company set targets based on its operating and strategic plans, which are intended to drive shareholder value.

2023 short-term incentive plan (“STIP”). The 2023 STIP included three performance measures: Adjusted EBITDA, Net Working Capital as a percentage of sales, and an ESG measure focused on driving performance in environmental sustainability, workplace safety, and employee engagement and equity with a weighting of 50%, 30%, and 20%, respectively. These performance measures focus the Company’s executives on improving annual operating performance while driving our responsible business initiatives. The business performance generated an above target payout for the 2023 STIP of 156.25%.

The Company believes the inclusion of an ESG metric aligns with the importance of reducing our environmental impact, improving employee safety and wellbeing, and enhancing our employee engagement and equity within the organization. The achievement of the ESG measure is decided by the Compensation Committee, using performance data presented during committee meetings relative to pre-established goals to ascertain the level of achievement. The progress for achievement of these goals is reviewed on a quarterly basis and a final performance and a final percentage payout is agreed on by the Compensation Committee.

The 2023 STIP performance was below target for Net Working Capital as a percentage of sales. However, performance on the Adjusted EBITDA and ESG metrics were above target, resulting in an earned payout of 156.25% of target. The Company achieved Adjusted EBITDA of $175.3 million (target of $145.0 million), Net Working Capital as a percentage of sales of 21.9% (target of 21.4%), and the Compensation Committee determined achievement of the ESG goals was at 150% of target.

The Company uses Adjusted EBITDA and Net Working Capital as a percentage of sales, which are financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), as metrics to evaluate the Company’s performance. The Company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization plus the addback or subtraction of restructuring, other income (expense) – net, and certain other non-recurring items – net. Net Working Capital as a percentage of sales is defined as net accounts receivable, plus net inventory, less accounts payable and accrued expenses divided by net sales. The Company believes these non-GAAP measures provide important supplemental information to shareholders regarding business trends that can be used in evaluating its results of operations because these financial measures provide a consistent method of comparing financial performance and

Compensation Discussion and Analysis

are commonly used by investors to assess performance. These non-GAAP financial measures should be considered together with, and are not substitutes for, the GAAP financial information. A reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net income (loss) (the most directly comparable GAAP financial measure) and the calculation of Net Working Capital as a percentage of sales for the year ended December 31, 2023, is included in Annex A to this Proxy Statement.

2021-2023 Long-Term Awards. The long-term performance share units granted in 2021 as part of our 2021 long-term incentive plan were based 60% on the three-year average of the Company's Adjusted EBITDA Percent (Adjusted EBITDA Percent is defined as Adjusted EBITDA divided by net sales) from 2021 to 2023 and 40% on non-new machines sales with a +/- 20% modifier based on our Total Shareholder Return ("TSR") compared to companies in the Russell 2000 Index. For the 2021 LTIP grants which were paid following the close of 2023, the Company had a three-year average Adjusted EBITDA Percent of 7.2% which equated to a weighted achievement of 101.4% (See Annex A) and non-new machine sales of $612.7 million which equated to a weighted achievement of 80%. For the three-year performance period, the Company achieved a relative TSR of 63.8% which was between the 60th to 75th percentile of the selected peer group resulting in a +10% modifier to the achievement. This resulted in a final payout of the 2021 long-term performance share awards of 199.6% of target.

The 2021 acquisitions of Aspen Equipment Company and the crane business of H&E Equipment Services, Inc. were included in the achievement used to determine the Company's 2021 long-term performance share payout. The Company elected to include the impact of the acquisitions in the 2021 long-term performance share achievement as the Company's long-term strategy includes growth through acquisitions.

The performance-based structure of the Company’s executive compensation program and its volatile stock performance have impacted equity payouts and the realized equity value for its executives, commensurate with returns to shareholders. As shown in the graph below, the payouts of performance shares for the 2019-2021 and 2020-2022 performance periods were below target, and the average level of achievement earned over the last three years is 90.67% of target.

Compensation Discussion and Analysis

2023-2025 Performance Shares. To complement the 2023 STIP, the 2023 long-term incentive plan ("LTIP") utilized a combination of awards intended to enable the Company to attract and retain employees, while tying the achievement of those awards to the long-term performance of the Company and returns for its shareholders. Fifty percent (50%) of the target value of equity awards under the 2023 LTIP consisted of performance shares, earned upon achievement of specific performance goals measured over a three-year performance period. The remaining 50% of the equity awards consisted of restricted stock units. To emphasize the importance of long-term profitability, align performance with the Company's breakthrough initiatives, and to focus the executive team on improving overall company performance on a year-to-year basis, the primary measures are three-year average Adjusted EBITDA Percent and Total Non-New Machine Sales over the three-year performance period concluding on December 31, 2025.

2023 Say-on-Pay Advisory Vote

The Company’s say-on-pay advisory vote received support from approximately 75.22% of the shares voted in 2023, an increase from the percentage of votes in support of executive compensation in 2022. The Compensation Committee views the increase of support of the Company’s executive compensation program design as a positive reinforcement that recent changes are responsive to the expectations of shareholders. Nevertheless, the Compensation Committee continues engaging shareholders to better understand their views related to executive compensation and answer any specific questions or concerns related to executive compensation program design, decisions, and policies. See the section above titled “2023 Engagement Summary” for more details about our shareholder outreach activities during 2023.

Given the input received from shareholders, the Company believes that ongoing shareholder engagement is mutually beneficial. Through shareholder outreach, the Company is afforded an opportunity to share its executive pay philosophy and steps taken to attract, reward, and retain top executive talent needed to execute the Company's growth strategy. It also provided shareholders with an opportunity to share their respective executive compensation philosophies and the role they play when making investment decisions.

In response to shareholder and proxy advisor feedback, beginning in 2024, the Company modified its LTIP performance metrics. The performance metrics in 2023 were 60% weighted to three-year average Adjusted EBITDA Percent and 40% weighted to Total Non-New Machine Sales over the three-year performance period. The Company is introducing adjusted return on invested capital (adjusted ROIC) as a metric in 2024 which will promote efficient capital allocation while generating profits and shareholder value. In 2024, the performance metrics are 60% weighted to three-year average adjusted ROIC and 40% weighted to Total Non-New Machine Sales over the three-year performance period. This combination of metrics will continue to closely align executive pay and the Company's performance.

Compensation Discussion and Analysis

II. COMPENSATION GOVERNANCE

Compensation Oversight

The Compensation Committee of the Board, which is chaired by Anne M. Cooney, consists of five independent directors. The Compensation Committee must meet at least four times a year. During 2023, the Compensation Committee met six times. It has overall responsibility for:

•
Reviewing and approving the corporate goals and objectives related to executive compensation;
•
Benchmarking and setting compensation policy, including the Company's Compensation Recovery Policy;
•
Reviewing and approving the compensation levels and payouts for executive officers under the incentive compensation plans;
•
Reviewing and commenting on the Company’s strategic and financial plan to determine relationship to the compensation programs;
•
Reviewing the Company’s process for managing and mitigating compensation-related risks;
•
Recommending non-employee director pay levels based on input from third-party consultants;
•
Ensuring regulatory compliance of all filings and compensation pay programs and practices; and
•
Keeping abreast of developments in executive compensation and employee compensation practices outside of the Company.

Compensation Policy and Practices

The Company’s executive compensation program reflects a strong pay-for-performance design and incorporates many governance best practices to help achieve the high standards that the Company and its shareholders expect.

What the Company does:

•
Use multiple performance measures in connection with short-term and long-term incentive awards
•
Limit both short-term incentive and performance share payouts to 200% of target
•
Have short-term incentive payouts which vary commensurate with the Company’s performance, and which reflect the Company’s performance versus goals during the respective annual periods
•
Maintain stock ownership guidelines for executive officers
•
Maintain a Compensation Recovery Policy
•
Provide long-term incentives to executive officers through equity-based awards that are “at risk”
•
Use relative TSR as a metric for performance share grants, tying payouts to increasing shareholder value. If TSR is negative, the TSR portion of payout cannot exceed target of 100%
•
Support the Compensation Committee’s engagement of an independent compensation consultant, WTW, to assist with review of the Company’s executive compensation program
•
Require executive officers to sign an employment agreement defining the terms of their employment, the terms in the event of a change in employment and all restrictive covenants by which executives are bound, during and after their employment

What the Company does not do:

•
Provide gross-ups upon a change in control or have single-trigger cash severance provisions;
•
Offer excessive perquisites to executive officers;
•
Guarantee pay increases or incentive awards;
•
Design incentive plans that encourage excessive risk;
•
Reprice options;
•
Allow employees or directors to trade in puts, calls, and other derivatives on Company securities;

Compensation Discussion and Analysis

•
Allow employees or directors to engage in hedging transactions involving Company securities; and
•
Allow executive officers, directors, and designated employees to hold Company securities in margin accounts or to pledge their holdings of Company securities.

Use of an Independent Advisor

The Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist in performing its duties. Since 2014, the Compensation Committee has retained WTW, an executive consulting firm, as its independent compensation consultant to provide advice and information on the following:

•
Compensation trends and market information to assist the Compensation Committee in fulfilling its duties;
•
Executive compensation and changes to be considered to improve effectiveness consistent with our compensation philosophy and business strategy;
•
Market data and recommendations on CEO and executive officer compensation;
•
Materials for Compensation Committee meetings (which are attended by members of the WTW team); and
•
Best practices for governance of executive compensation, as well as areas of possible concern or risk in the Company’s programs.

The Compensation Committee assesses WTW’s independence on an annual basis, taking into consideration the following factors, among others:

•
The Compensation Committee’s oversight of the relationship between the Company and WTW mitigates the possibility that management could misuse other engagements to influence WTWs compensation work for the Compensation Committee.
•
WTW has adopted internal safeguards to ensure that its executive compensation advice is independent.
•
The Compensation Committee retains ultimate decision-making authority for all executive pay matters and understands WTW’s role is simply that of advisor.
•
The absence of any significant business or personal relationship between WTW and any of our executives or members of the Compensation Committee.

The foregoing factors are relevant to the Compensation Committee’s ongoing and annual assessment to continue utilizing the compensation consultant services of WTW. For the year ending December 31, 2023, WTW also provided the Compensation Committee with a written assessment of the independence of WTW’s advisory work to the Committee. Based on the foregoing, the Compensation Committee has concluded that the engagement of WTW does not raise any conflict of interest. WTW does not provide any services to the Company other than the services provided to the Compensation Committee.

The Annual Process

The Compensation Committee reviews an annual calendar each year, which sets out the items that will be addressed at each upcoming meeting. While the Compensation Committee’s primary focus is on reviewing and approving items related to executive officer compensation, it also annually approves various incentive plan designs and award achievements that apply more broadly across the Company. The Compensation Committee also reviews succession plans for the leadership team and any human resources and compensation-related risks and mitigation plans.

Compensation Peer Group

On an annual basis, the Compensation Committee reviews compensation data from third-party market surveys and a customized group of peer companies to obtain insight into market competitive pay levels for our NEOs. Identifying a relevant compensation peer group is difficult, as the Company is the only stand-alone publicly traded crane company in the U.S. and one of only a few worldwide. As a result, the Company used both a

Compensation Discussion and Analysis

quantitative and qualitative approach to its peer selection. WTW performed the quantitative and qualitative analysis for the Compensation Committee’s consideration.

In creating our peer group, companies were identified using the following criteria:

•
Direct business and industry competitors,
•
Executive talent competitors,
•
Companies in industries with similar operational complexion, including exposure to cyclicality,
•
Relative revenues between $500 million and $3 billion, and
•
Geographic presence.

The Compensation Committee reviewed and evaluated the data, and as a result of this analysis, left the peer group unchanged from 2022.

2023 PEER GROUP

Astec Industries, Inc.	Kennametal Inc	The Greenbrier Companies, Inc.

Crane Holdings, Co.	Meritor, Inc.	The Timken Company

Federal Signal Corporation	REV Group, Inc.	Trinity Industries, Inc.

Flowserve Corporation	SPX Technologies, Inc.	Wabash National Corporation

Harsco Corporation	Tennant Company

Hyster-Yale Materials Handling, Inc	Terex Corporation

Compensation Design

Executive Compensation Philosophy. The Company’s executive compensation program seeks to provide competitive total compensation opportunities to attract, motivate and retain highly qualified executives critical to the achievement of our financial and strategic goals. The executive compensation program is intended to align the interests of executives with the interests of shareholders and motivate executives to maximize sustainable long-term total returns for shareholders. For these reasons, the Compensation Committee designs the executive compensation program to reflect the strategic priorities and cyclical nature of the business, with reference to practices observed within the Company’s industry and considered to be “best practice” by shareholders, to ensure alignment between executive pay and Company performance. An important element is to provide incentive-based compensation directly tied to Company performance. The Compensation Committee annually reviews the key elements of the program considering the Company’s business strategy and talent needs.

Compensation Discussion and Analysis

The key elements of our compensation philosophy include the following:

Pay for Performance

A significant portion of the target compensation awarded to executive officers is incentive-based and “at risk.” Incentives are only earned if specific financial and/or other performance goals are achieved. With respect to long-term incentive awards, the award value increases or decreases based on the Company stock share price. Incentive awards are capped at 200% of the targeted award opportunity.

Provide Market Competitive Compensation

Pay levels are targeted to be, on average, at market median levels with comparable positions at general industrial companies of similar size. Other factors also taken into consideration include experience, length of service, individual performance, internal structure, internal and external equity, business needs, Company performance, and other factors.

Encourage Long-term Service

The Company offers retirement and savings plans, including the Company’s 401(k) Retirement Plan and Deferred Compensation Plan, which are payable after retirement or separation from the Company and provide employees with the opportunity to earn Company contributions and save pre-tax dollars for retirement.

Align Interests with Our Shareholders

Long-term incentive awards to executives are solely equity-based, and executive officers are subject to stock ownership guidelines to ensure meaningful ongoing alignment with shareholders’ interests and market best practice.

Actual total compensation can vary from target compensation based on the individual’s performance and the Company’s financial, non-financial, and stock price performance. For example, in accordance with SEC rules, the Summary Compensation Table shows the grant date fair value of long-term incentive plan grants, which is often different from the actual and potential amount that may be earned under the award (if any amount is earned). The Compensation Committee annually reviews executive officer pay, the past several years of actual realized and target compensation, outstanding long-term incentive awards (including the potential value at various stock prices), accumulated deferred compensation balances, and potential change-in-control severance amounts.

In setting market-based pay levels, the Compensation Committee reviews and relies upon market data from surveys of comparably sized general industrial companies and peer group compensation data provided by the independent advisor. Survey and peer group data of comparable positions are analyzed annually in considering adjustments to base salaries and target short-term and long-term incentive award opportunities. Survey data is also reviewed periodically to help maintain the competitiveness of all elements of compensation. For detailed information about the peer group used for this benchmarking, please see the above section entitled Compensation Peer Group.

Compensation Discussion and Analysis

Pay Mix. Consistent with the Company’s pay philosophy, the majority of the target total direct compensation (i.e., the sum of base salary and target STIP and LTIP award grant date values) of the NEOs is “at risk,” because payment is based on achievement of specific financial and other performance goals (i.e., STIP and performance share payouts) or the value realized is determined by the price of a share of stock (i.e., the value of restricted stock units and performance shares). Awards have been provided through a combination of short-term and long-term incentive opportunities, covering multiple financial and stock price performance measures. Incentive performance goals are set to directly align to the Company’s business strategy and creation of long-term shareholder value.

The following charts illustrate that, in 2023, “at-risk” compensation accounted for 84% of the target total direct compensation for Mr. Ravenscroft and, on average, 68% of the other NEOs' target total direct compensation.

Performance Measures Used in 2023. The 2023 STIP and 2023 LTIP collectively cover key financial measures that the Company believes will increase shareholder value over time while emphasizing the importance of maintaining adequate liquidity for working capital requirements and future investment opportunities. The performance measures used in the STIP design and the rationale for such performance measures were as follows:

2023 Short-Term Incentive Plan
PERFORMANCE MEASURES	RATIONALE

Adjusted EBITDA (weighted 50%), which is equal to net income (loss) before interest, income taxes, depreciation and amortization, plus the addback or subtraction of restructuring, other income (expense) – net, and certain other non-recurring items – net.

Adjusted EBITDA is a useful measure of the Company’s annual operating performance and is commonly used by investors and research analysts to assess results.
Net Working Capital as a % of sales (weighted 30%), which is equal to net accounts receivable, plus net inventory, less accounts payable and accrues expenses divided by net sales for the year.

Net Working Capital as a % of sales is a useful measure of the Company’s working capital turnover measuring the relationship between the funds used to finance the Company’s operations and the revenues the Company generated.

ESG Metrics (weighted 20%) measures environmental sustainability, health and safety, employee engagement and equity in alignment with the Company’s core values. The actual achievement percentage is determined by the Compensation Committee following review of the annual performance of each metric against pre-established targets.

ESG incentive metrics provides a mechanism to measure and reward improvement in environmental sustainability, health & safety of the workforce and employee engagement and equity. These have been identified through shareholder engagement as key areas of interest and also align with our overall ESG strategy.

Compensation Discussion and Analysis

The LTIP Equity Award categories and the rationale were as follows:

2023 Long-Term Incentive Plan
EQUITY AWARD CATEGORIES	RATIONALE
Performance Shares (50% of the targeted value of the LTIP grant) earned at the end of the three-year performance period based on the results of the three measures described below.	The benefit of performance shares is that they align the interests of executives to the interests of shareholders through longer term performance metrics and share performance.

Restricted Stock Units (50% of the targeted value of the LTIP grant) which vest in equal installments over three years, commencing on the first anniversary of the grant date.

Restricted stock units are beneficial because they are time based, vesting ratably over three years, they promote long-term retention of executive talent, and their value is tied to stock price appreciation.

The performance measures used for the 2023 performance shares and the rationale for such performance measures were as follows:

2023 Long-Term Incentive Plan
PERFORMANCE MEASURES	RATIONALE

Adjusted EBITDA Percent (weighted 60%) for the three-year average from fiscal year 2023 to fiscal year 2025 (“Average Adjusted EBITDA Percent”) is equal to net income (loss) before interest, income taxes, depreciation, and amortization, plus the addback or subtraction of restructuring, other income (expense) – net, and certain other non-recurring items – net, divided by net sales.

Adjusted EBITDA Percent is an important indicator to measure how much operating profit is generated for each dollar of revenue earned over the performance period.
Non-New Machine Sales (weighted 40%) for the period of January 1, 2023 to December 31, 2025 is equal to revenue derived from activities other than new equipment sales.

Non-New Machine Sales is an important measure of how much the organization is generating sales from used equipment, aftermarket parts, rental, training, and field service work which aligns with the Company’s breakthrough initiatives and CRANES+50 strategy. In the aggregate, non-new machine sales typically generate higher margins and are less cyclical in nature compared to new machine sales.

Relative Total Shareholder Return (“TSR”) (applied as a modifier of +/- 20%) not to exceed 200% achievement. If the absolute TSR is negative, the modifier cannot increase the payout.	Relative TSR as a modifier aligns payouts to stock performance and assesses the Company’s relative TSR to the Russell 2000 Index.

Compensation Discussion and Analysis

III. EXECUTIVE COMPENSATION

Overview of Executive Compensation

The Company believes the executive compensation program described in more detail below, by element and in total, best achieves the Company’s objectives. The following table presents a summary of each element of the Company’s executive compensation program.

ELEMENT	PURPOSE	CHARACTERISTICS
Base Salary	Establish a certain element of pay for an individual’s competencies, skills, experience, and performance relative to his or her current job	Not at risk; eligible for annual performance-based merit increase consideration and adjustments for changes in job responsibilities
Short-Term Incentives	Motivate and reward the achievement of annual goals of the Company aligned to the key strategic objectives for the year	Performance-based cash opportunity; amount earned will vary based on actual financial and non-financial results achieved
Long-Term Incentives	Motivate and reward the achievement of specific long-term financial goals and align executive compensation with shareholder value by paying long-term incentives in shares of our stock

All at risk with value driven by share price; half of the award opportunity is also performance-based with the amount realized by the executive, if any, dependent upon future financial and relative total shareholder return performance

Retirement Benefits and Deferred Compensation	Encourage long-term service with the Company by providing retirement plan contributions that can grow in value over an executive’s career and opportunities to defer compensation	Both fixed and variable aspects; contributions drive growth of funds and future payments
Perquisites and Personal Benefits	Provide additional financial security and a competitive pay package that helps attract and retain qualified executives, though perquisites are limited	Generally fixed; actual cost is based on participation and usage
Employment Agreements and Severance Benefits	Defines terms of employment, severance, and restrictive covenants; provide continuity of the leadership team leading up to and after a change in control by providing severance benefits	Specifies minimum level of benefits while employed and severance benefits in the event employment is terminated without cause or for good reason, with enhanced benefits following a change in control

2023 Pay Elements

The below sections describe additional details about each pay element the Company granted and paid to its NEOs.

Annual Base Salary. The following table compares the approved executive officer base salaries at the end of 2022 and the end of 2023.

NAME	2022 ($)	2023 ($)	PERCENTAGE INCREASE	REASON FOR INCREASE IN BASE SALARY
Aaron H. Ravenscroft	$900,000.00	$950,000.00	5.3%	Alignment with market median
Brian P. Regan	$464,000.00	$533,600.00	13.0%	Alignment with market median
Leslie L. Middleton	$457,840.00	$525,000.00	12.8%	Alignment with market median
Jennifer L. Peterson	$389,000.00	$427,900.00	9.1%	Alignment with market median
James S. Cook	$300,000.00	$390,000.00	23.1%	Reflects promotion to Executive Vice President, Human Resources

Incentive Plans. The Company provides short-term incentive and long-term incentive award opportunities to motivate the achievement of its business strategy by specifying key metrics of success. To drive results and align performance and payouts, the incentive plans each:

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Include multiple performance measures;
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Have target performance goals set based on forecasts/budget, business conditions, prior year’s performance, probability of achievement and other factors;
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Vary payouts commensurate with performance results (with potential payouts capped at 200% of the target award opportunity for goal-based plans); and
•
Cover different time periods, with short-term incentive plans covering one year and long-term incentive plans covering three years, with an ongoing stock ownership requirement.

Compensation Discussion and Analysis

To best drive success, the Company believes a combination of performance measures should be used to ensure that executive officers are motivated and rewarded for managing the Company’s overall financial health and driving long-term sustainable growth in value for the Company’s shareholders. As such, the short-term incentive plan and performance share component of the long-term incentive plan each use three performance metrics, which may change from year-to-year, to reflect the critical areas of focus for the performance period. The Compensation Committee believes that, collectively, the performance metrics used will best drive long-term shareholder value and align management rewards to the Company’s business strategy and performance.

Short-Term Incentives. Short-term incentive awards are made under the 2013 Omnibus Incentive Plan and are referred to in this Proxy Statement as STIP awards. The 2023 STIP award was assessed at an overall Company performance level, based 50% on Adjusted EBITDA, 30% on Net Working Capital as a percentage of sales, and 20% on ESG performance. Adjusted EBITDA is a useful measure of the Company’s annual operating performance and is commonly used by investors and research analysts to assess results. Net Working Capital as a percentage of sales is a useful measure of the Company’s working capital turnover measuring the relationship between the funds used to finance the Company’s operations and the revenues the Company generated. The non-financial ESG element is designed to drive performance focused on environmental sustainability, health and safety, and to improve employee engagement and equity in alignment with the Company’s core values.

The ESG component attainment was determined by the Compensation Committee following review of the Company’s performance against the following pre-established performance goals:

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Reduce company scope 1&2 greenhouse gas emissions,
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Reduce waste to landfill,
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Complete environmental life cycle assessments of three main product lines,
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Reduce slips, trips and fall related injuries globally,
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Improve employee engagement and equity in the organization,
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Identify and mitigate workplace safety risks through employee hazard observations
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Increasing safety behavior observation and dialogue between shop floor employees, supervisors and managers

As noted above, the Company continued its path to be more environmentally sustainable in 2023 by achieving significant gains in resource efficiency, reducing its net greenhouse gas emissions and waste to landfill. The Company also ended the year with its lowest recordable injury rate on record of 1.01 injuries per 200,000 hours worked. More detailed information on the ESG activities of the Company and its results can be located within the Annual Corporate Sustainability Report.

The Compensation Committee determines the target short-term incentive award percentage for each NEO based on the position’s impact, level of responsibilities, and short-term incentive levels of similar positions based on market data. The 2023 target short-term incentive award percentages for each of the named executive officers are set forth below.

NEO	2022 TARGET STIP (% OF BASE SALARY)	2023 TARGET STIP (% OF BASE SALARY)	% Change	REASON FOR CHANGE
Aaron H. Ravenscroft	100%	110%	10%	Alignment with market median
Brian P. Regan	75%	75%	0%
Leslie L. Middleton	60%	70%	17%	Alignment with market median
Jennifer L. Peterson	50%	65%	30%	Alignment with market median
James S. Cook	50%	65%	30%	Reflects promotion to Executive Vice President, Human Resources

Compensation earned under the 2023 STIP can range from 0% to 200% of an individual’s target award opportunity based on actual results of performance goals for the year. The Compensation Committee may exercise discretion to reduce or increase the incentive award otherwise earned

Compensation Discussion and Analysis

by a participant in any year based on individual or other performance factors determined by the Compensation Committee. Earned awards, if any, are fully paid out after the end of the year unless deferred under our Deferred Compensation Plan, which is described below.

The Company’s actual 2023 performance results were above the maximum for Adjusted EBITDA, between threshold and target for Net Working Capital as a percentage of sales, and between target and maximum for the ESG metric, resulting in a payout of 156.25% of target. Below are the 2023 specific threshold, target, and maximum performance levels for the STIP awards and the actual results (dollars in millions):

	THRESHOLD	TARGET	MAXIMUM		RESULTING AWARD AS
MEASURE (WEIGHTING)	(50% Payout)	(100% Payout)	(200% Payout)	2023 ACTUAL	% OF WEIGHTED TARGET
Adjusted EBITDA (50%)[1,2]	$112M	$145M	$173M	$175.3M	100.0%
Net Working Capital as % of Sales (30%)[3]	23.4%	21.4%	19.4%	21.9%	26.25%
ESG Metrics (20%)	ESG Goals: Environmental, Safety & Workforce Engagement				30.0%
Total Payout as a Percent of Target					156.25%

(1)
“Adjusted EBITDA” is equal to net income (loss) before interest, income taxes, depreciation, and amortization, plus the addback or subtraction of restructuring, other income (expense) – net, and certain other non-recurring items – net.
(2)
Straight-line interpolation is used for calculating the payout between the specific performance levels.
(3)
A reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net income (loss) (the most directly comparable GAAP financial measure) and of Net Working Capital as a percentage of sales to the most directly comparable GAAP financial measures is included in Annex A to this Proxy Statement

The actual 2023 STIP award payouts for the NEOs are presented in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The potential dollar range of the 2023 STIP awards for each NEO is presented in the Grants of Plan-Based Awards table.

Use of Discretion. While the Compensation Committee is permitted to apply discretion in considering potential adjustments presented by management in order to assess performance, no discretion was used to pay awards under the 2023 STIP that would not have otherwise been earned.

Long-Term Incentives. Long-term incentive award grants are made under the 2013 Omnibus Incentive Plan. Long-term incentive awards are intended to align the interests of executives with those of shareholders by allowing executives to share in the growth and financial success of the Company, as reflected in the Company’s stock price and other performance measures. In addition, long-term incentive awards facilitate the attraction, retention, and motivation of executives and key employees.

The Compensation Committee annually sets award guidelines for each NEO and job classification level based upon survey market median levels, the Company’s executive compensation peer group, and the Company’s recent stock price. The target long-term incentive value approved for each NEO is set forth in the table below:

NEO	2022 TARGET LTIP VALUE	2023 TARGET LTIP VALUE	% Change	REASON FOR CHANGE
Aaron H. Ravenscroft	$3,500,000	$3,800,000	9%	Alignment with peer group median
Brian P. Regan	$612,000	$900,000	47%	Alignment with peer group median
Leslie L. Middleton	$600,000	$750,000	25%	Alignment with peer group median
Jennifer L. Peterson	$415,000	$575,000	39%	Alignment with peer group median
James S. Cook	$63,000	$475,000	654%	Reflects promotion to Executive Vice President, Human Resources

The long-term incentive awards granted to our NEOs under the 2023 LTIP consisted of 50% performance shares and 50% restricted stock units based on the grant date fair value. Long-term incentive awards are considered “at risk” as they require the achievement of specific multi-year performance goals and/or stock price appreciation.

Compensation Discussion and Analysis

Grants under the 2023 LTIP were delivered as follows:

Award Type (Weighting)	Performance Measure	Performance/Vesting Period

Performance Shares (50%)

▪ Adjusted EBITDA Percent (60% weighting)

▪ Total Non-New Machine Sales over a three-year period (40% weighting)

▪ Relative TSR applied as a modifier of +/-20% up to 200% achievement as compared to the Russell 2000 Index. If absolute TSR is negative, the modifier cannot increase the payout.

Performance measured over three-year performance period ending on December 31, 2025 for Average Adjusted EBITDA percent, Non-New Machine Sales, and Relative TSR; performance share awards vest on the third anniversary of the grant date in accordance with achievement of performance measures.

Restricted Stock Units (50%)	Not Applicable	Three-year ratable vesting (33.33% per year), commencing on the first anniversary of the grant date.

Performance Shares Granted in 2023. The 2023 performance share grant will vest following the third anniversary of the grant date. To emphasize the importance of long-term profitability, align performance with the Company's breakthrough initiatives, and to focus the executive team on improving overall company performance on a year-to-year basis, the primary measures are Average Adjusted EBITDA Percent and Total Non-New Machine Sales over the three-year performance period concluding on December 31, 2025. The performance targets for the 2023 award is:

PERFORMANCE LEVEL	THREE-YEAR AVERAGE ADJUSTED EBITDA PERCENT (60% Weighting)	THREE-YEAR TOTAL NON-NEW MACHINES SALES (40% Weighting)	AWARD PAYOUT (AS A % OF TARGET)
Maximum	9.1%	$1,850M	200%
Target	7.1%	$1,700M	100%
Threshold (no payouts below this level)	6.1%	$1,500M	50%

Depending on our relative TSR performance, the level of payout can be adjusted up or down by up to 20%, consistent with the Company’s pay-for-performance philosophy and current market practices. Relative TSR is measured against the Russell 2000 Index. TSR (for the Company and the comparator group) is defined as stock price appreciation (calculated using the 20-trading day average closing stock price at the beginning and end of the three-year performance period) assuming any dividends are reinvested on the ex-dividend date over the three-year performance period. Overall LTI payout after applying any modifier is capped at 200% and if our absolute TSR is negative, the modifier cannot increase the payout. The payout schedule for the relative TSR modifier of the performance share grants is as follows:

PERFORMANCE PERCENTILE RANK	LTI PAYOUT MODIFICATION
Above 75th Percentile	20%
60th to 75th Percentile	10%
40th to 60th Percentile	No Change
25th to 40th Percentile	(10)%
Below 25th Percentile	(20)%

Performance Shares Vesting in 2023 (2021 Performance Share Grant). The 2021 performance share grant vests based on achievement of a 3-year average of the Company’s adjusted EBITDA percent, year ending 2023 non-new machine sales and includes a +/- 20% modifier based on Total Shareholder Return (“TSR”) compared to companies in the Russell 2000 Index. The performance period began on January 1, 2021 and ended on December 31, 2023. Adjusted EBITDA Percent is defined as net income (loss) before interest, income taxes, depreciation, and amortization plus the addback or subtraction of restructuring, other income (expense) – net, and certain other non-recurring items – net, divided by net sales. TSR, which is calculated using the 20-trading day average closing stock price at the beginning and end of the three-year performance period, is defined as stock price appreciation/depreciation plus dividends reinvested on the ex-dividend date over the three-year performance period. The shares earned based on the achievement of the performance goals vested on the third anniversary of the grant date, which was February 24, 2024.

Compensation Discussion and Analysis

METRIC	TIERS	ACTUAL PERFORMANCE	WEIGHTED AWARD PAYOUT
Year Ending 2023 3-Year Average Adjusted EBITDA Percent (60% Weighting)	Threshold: 4.6% Target: 6.15% Maximum: 7.7%	7.2%	101.4%
Year Ending 2023 Non-New Machine Sales (40% Weighting)	Threshold: $406M Target: $432M Maximum: $536M	$612.7M	80.0%
Relative TSR (Modifier)	Above 75th Percentile: +20% 60th to 75th Percentile: +10% 40th to 60th Percentile: no change 25th to 40th Percentile: -10% Below 25th Percentile: -20%	63.8 percentile	10% increase
Payout (as a % of Target)			199.6%

Grant Guideline Development. The Compensation Committee annually sets award guidelines for each NEO and job classification level based upon survey market median levels, the Company’s executive compensation peer group, and the Company’s recent stock price. LTIP awards to NEOs were made in the first quarter of 2023. Target grant levels for restricted stock units in 2023 were based on a 20-day average of the closing stock price from the grant date on February 8, 2023 (which was the date of the Compensation Committee meeting). Target performance share grant levels in 2023 were determined by using a Monte Carlo valuation which was completed by WTW. The grant date fair values of the 2023 equity grants are presented in the Grants of Plan-Based Awards table.

Retirement Benefits and Deferred Compensation. To facilitate the long-term service of highly qualified executives and retirement savings, the Company provides the following retirement and deferred compensation plans:

401(k) Retirement Plan. Active, regular, U.S. based employees, who are scheduled to work at least 20 hours per week and completed one hour of service (including the named executive officers), are eligible to participate in The Manitowoc Company, Inc. 401(k) Retirement Plan, which allows employees to build retirement savings on a tax-deferred basis. The plan has a tax-qualified defined contribution savings component, the 401(k) savings feature, in which participating employees receive a Company safe harbor match. In addition, the plan has a profit-sharing component, in which the Company, at it's discretion, provides an annual fixed-percentage contribution of eligible compensation. The value of Company annual matching and profit-sharing contributions to the 401(k) Retirement Plan under the savings feature is presented in the Summary Compensation Table and the All Other Compensation Table.

Deferred Compensation. To further assist in attracting and retaining highly qualified employees and to encourage saving for retirement, executive officers and other key employees are eligible to participate in the Deferred Compensation Plan, which may include a Company contribution. Detailed information about the Deferred Compensation Plan is presented in the Non-Qualified Deferred Compensation table and in the narrative following that table. In addition, the value of the Company’s annual contributions to the Deferred Compensation Plan on behalf of the named executive officers is presented in the Summary Compensation Table in the “All Other Compensation” column and in the All Other Compensation Table.

Perquisites and Personal Benefits. In order to provide a market competitive total compensation package, the Company provides a limited amount of perquisites and supplemental benefits to our named executive officers. In 2023, the Company provided the following: supplemental long-term disability insurance, executive physicals, and car allowance. Additionally, the Company provided tax preparation assistance for Mr. Ravenscroft related to his prior assignment in France and Mr. Cook for his prior assignment in Germany. The value of perquisites and supplemental benefits, in total and itemized, provided in 2023 are presented in the Summary Compensation Table and the All Other Compensation Table.

Tax Equalization Payments. Tax equalization payments are made to Mr. Ravenscroft and Mr. Cook, or to the applicable taxing authority on their behalf, to ensure that, on an after-tax basis, they receive the same level of compensation as if they were subject to taxation only in the United States.

Compensation Discussion and Analysis

The aggregate incremental cost to the Company of this tax equalization arrangement is shown in the All Other Compensation column of the Summary Compensation Table and in the Other column of the All Other Compensation Table.

Employment Agreements. The Company entered into employment agreements with Messrs. Ravenscroft and Middleton in February 2021, Mr. Regan in May 2022, Ms. Peterson in August 2022, and Mr. Cook in May 2023 (the “Employment Agreements”). The Employment Agreements establish the compensation that the Company will pay to each of the named executive officers while employed and set forth the severance benefits they will receive upon certain terminations of employment, both before or within two years after, a change of control. Additional information about the Employment Agreements is set forth below in the Post-Employment Compensation section of this Proxy Statement.

Other Executive Compensation Policies and Considerations

Stock Awards Granting Policy. Based on the approval of the Compensation Committee, the Company granted stock awards to its executive officers and other eligible key employees. In 2023, stock awards to executive officers consisted of performance shares and restricted stock units. Annual stock awards are generally granted in February. Stock awards are also used to attract executives and key employees, and, as such, stock awards are at times granted to executives and key employees at the time they become executives or key employees of the Company. In such cases, the grant date would be the date employment commences or the date the Compensation Committee approves the awards. If the Company grants stock options, then the exercise price of stock options is the closing trading price on the grant date.

Stock Ownership Guidelines. The Compensation Committee has established stock ownership guidelines for our executive officers. The guidelines provide that within five years from the later of the executive’s start date or promotion date, the executive officer should hold an amount of stock with a value at least equal to the following:

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Chief Executive Officer: five times base salary
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Other Executive Officers: three times base salary

Stock ownership includes shares owned outright, restricted stock, restricted stock units, performance stock adjusted for expected achievement based on current performance trends, and stock equivalents held in deferred compensation and/or retirement plans. Additionally, one-half of the guideline amount can be met by vested, in-the-money stock options held by the executive officer. As of December 31, 2023, all NEOs were in compliance or projected to be in compliance with such guidelines.

If an executive officer does not meet the relevant ownership guideline on the applicable measurement date, the executive officer must retain all shares from the exercise of stock options and the vesting of restricted shares, restricted stock units, and performance shares until compliance is achieved.

Securities Trading Policy. The Company maintains an Insider Trading Policy that imposes specific standards on directors, executive officers, and employees of the Company. The policy is intended not only to forbid such persons from trading in Company stock on the basis of inside information, but to avoid even the appearance of improper conduct on the part of such persons. The policy also prohibits directors, executive officers, and employees from pledging their holdings of Company securities, trading in puts, calls, and other derivative securities on stock of the Company, and purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s securities. In addition to the specific restrictions set forth in the policy, the policy requires that all transactions in Company stock by such persons and by others in their households be pre-cleared by the Corporate Secretary’s office. The only exception to the pre-clearance requirement is regular, ongoing acquisitions of Company stock resulting from continued participation in employee benefit plans that the Company or its agents administer.

Compensation Discussion and Analysis

Compensation Clawbacks. The Board approved a compensation recovery, or “clawback", policy for incentive-based compensation effective October 2023 in compliance with the SEC’s recently issued regulations and the implementing New York Stock Exchange listing standards. This policy provides that, if we are required to prepare a qualifying accounting restatement as a result of material noncompliance with a financial reporting requirement, then we will recover promptly from our covered officers, including our NEOs, the excess of any incentive-based compensation they received within the three completed fiscal years preceding the date on which we are required to prepare the restatement over the amount they would have received if the amount of such compensation had been determined based on the restated financials

Risk Assessment of Compensation Practices. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s human resources and compensation plans and arrangements. In 2023, the Compensation Committee conducted an evaluation of the Company’s compensation arrangements for executive officers and non-executive officers and the incentives created by such arrangements for employees to take risks. As a result of this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee considered the following risk mitigating features of the compensation program:

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Pay Mix. The Company’s executive compensation program primarily consists of base salary, short-term incentive compensation, and long-term incentive compensation. Base salaries are targeted at the peer group median, which mitigates the need for our executive officers to take significant risks to earn average compensation. However, a sufficient portion of each executive officer’s pay is at risk to ensure that the interests of our executives are well-aligned with those of our shareholders, driving long-term shareholder value.
•
Time Horizon. The Company’s 2021, 2022 and 2023 LTIP awards are based on a three-year performance period, which encourages employees to focus on sustained performance of the Company over the long-term, rather than taking short-term risks.
•
Performance Goals. The Company’s STIP and LTIP goals are set at levels that are attainable without taking inappropriate risks, but that still require stretch performance. The Company caps its STIP and LTIP payouts at 200% of the target payout amount for each of its executives, which further helps control excessive risk taking at the expense of longer-term financial success.
•
Stock Ownership Guidelines and Hedging Policies. The Company has stock ownership guidelines in place for each of its named executive officers, which further aligns the interests of its executive officers with those of shareholders. The Company also prohibits employees from pledging their holdings of Company securities and from engaging in hedging transactions involving Company securities.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act of 2017 (“Section 162(m)”), generally limits the Company’s federal income tax deduction to $1 million per person per year for compensation paid to certain executive officers, including each of its named executive officers. However, because the Company believes that many different factors influence a well-rounded, comprehensive executive compensation program, as discussed above, the Compensation Committee did not limit, and does not intend to limit in future years, the compensation of its executive officers to a level that is fully deductible under Section 162(m).

Compensation Discussion and Analysis

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis for 2023 with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and included in the Company’s Proxy Statement for filing with the SEC.

Compensation Committee
Anne M. Cooney (Chair) Anne E. Bélec Amy R. Davis Robert W. Malone John C. Pfeifer

Summary Compensation Tables

IV. SUMMARY COMPENSATION TABLE FOR 2023

The following table sets forth the “total compensation” earned by each NEO during the years ended December 31, 2023, December 31, 2022 and December 31, 2021. In accordance with SEC rules and guidance, information for years prior to the year in which an individual first became a named executive officer is not presented as it is not required.

Actual payouts (before deferrals into the 401(k) plan or deferred compensation plan) are presented in the “Salary” and “Non-Equity Incentive Plan Compensation” columns. The grant date fair value of equity-based grants awarded in 2023 is shown in the “Stock Awards” columns. Generally, the actual value realized, if any, will be commensurate with our financial and stock price performance over the next several years. Restricted stock units are time based and vest ratably over three years.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	STOCK AWARDS(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION (2)	ALL OTHER COMPENSATION (3)	TOTAL
Aaron H. Ravenscroft	2023	$944,231	$3,970,760	$1,632,813	$150,404	$6,698,208
President & Chief Executive Officer	2022	$886,538	$3,484,556	$920,700	$284,676	$5,576,471
	2021	$800,000	$2,500,009	$1,535,200	$117,569	$4,952,778
Brian P. Regan	2023	$525,569	$940,453	$625,313	$65,427	$2,156,762
Executive Vice President & Chief Financial Officer	2022	$396,330	$609,314	$356,004	$82,306	$1,443,953

Leslie L. Middleton	2023	$517,251	$783,709	$574,219	$52,722	$1,927,900
Executive Vice President, Americas and EU Mobile Cranes	2022	$448,438	$597,363	$281,002	$75,280	$1,402,083
	2021	$388,032	$750,014	$446,743	$40,738	$1,625,527
Jennifer L. Peterson	2023	$423,411	$600,847	$434,586	$34,381	$1,493,225
Executive Vice President, General Counsel and Secretary	2022	$327,930	$220,031	$198,974	$34,535	$781,470

James S. Cook	2023	$379,615	$496,351	$396,094	$49,454	$1,321,514
Executive Vice President, Human Resources

(1)
The amounts listed in the “Stock Awards” column represent the aggregate grant date fair value of all restricted stock unit and performance share awards in accordance with ASC Topic 718. For these restricted stock unit awards, fair value is computed by multiplying the total number of shares subject to each award by the closing market price on the date of grant. For performance share awards, fair value is calculated based upon the probable outcome of the performance conditions, consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718. Performance shares are earned based on our financial performance over a three-year period, and vest following the third anniversary of the grant date if performance goals are met. The maximum values of the 2023 grants of performance shares at the grant date, assuming that the highest level of performance conditions are attained, are as follows: Mr. Ravenscroft — $3,800,000; Mr. Regan — $900,000, Mr. Middleton — $750,000; Ms. Peterson — $575,000; and Mr. Cook — $475,000. Additional information about the assumptions that the Company used in valuing equity awards is set forth in Note 17 to the Consolidated Financial Statements for the fiscal year ended December 31, 2023 in our Annual Report on Form 10-K filed with the SEC on February 23, 2024. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)
Consists of cash awards made under the 2023 STIP. Reflects the amount earned for performance during 2023 but not paid until 2024.
(3)
Consists of the compensation described in the All Other Compensation Table, which follows this table.

Summary Compensation Tables

V. ALL OTHER COMPENSATION TABLE

The following table sets forth the specific items included in the “All Other Compensation” column of the Summary Compensation Table.

NAME	YEAR	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLAN(1)	INSURANCE PREMIUMS(2)	CAR ALLOWANCE	COMPANY CONTRIBUTIONS UNDER DEFERRED COMPENSATION PLAN(3)	OTHER(4)	TOTAL
Aaron H. Ravenscroft	2023	$19,800	$796	$12,000	$98,235	$19,572	$150,404
	2022	$27,450	$796	$12,000	$205,756	$38,674	$284,676
	2021	$17,400	$792	$12,000	$48,928	$38,449	$117,569
Brian P. Regan	2023	$19,800	$301	$10,800	$34,526	$0	$65,427
	2022	$27,450	$0	$7,200	$39,701	$7,955	$82,306

Leslie L. Middleton	2023	$19,800	$1,240	$10,800	$20,882	$0	$52,722
	2022	$27,450	$1,240	$10,800	$35,790	$0	$75,280
	2021	$17,400	$1,033	$10,800	$11,505	$0	$40,738
Jennifer L. Peterson	2023	$19,800	$272	$10,800	$0	$3,509	$34,381
	2022	$27,450	$0	$4,500	$0	$2,585	$34,535

James S. Cook	2023	$19,800	$211	$10,800	$11,321	$7,322	$49,454

(1)
Consists of contributions made by the Company during the year indicated under The Manitowoc Company, Inc. 401(k) Retirement Plan.
(2)
Includes premiums paid for Supplemental Executive Long Term Disability Insurance.
(3)
For 2023, includes the Company’s contributions for 2023, which were contributed to individual accounts in 2024. For 2022, includes the Company’s contributions for 2022, which were contributed to individual accounts in 2023. For 2021, includes the Company’s contributions for 2021, which were contributed to individual accounts in 2022.
(4)
For 2023, includes (a) executive physicals: Mr. Ravenscroft - $6,248; Ms. Peterson - $3,509; Mr. Cook - $3,585; (b) tax preparation fees in connection with Mr. Ravenscroft’s assignment to France – $11,757 and Mr. Cook's tenure in Germany - $3,737; (c) Tax equalization payments due to foreign assignments: Mr. Ravenscroft - $1,567.

For 2022, includes (a) executive physicals: Mr. Ravenscroft - $8,156; Mr. Regan $7,955; Ms. Peterson $2,585; (b) tax preparation fees in connection with

Mr. Ravenscroft’s assignment to France – $13,016; (c) tax equalization: Mr. Ravenscroft - $17,502.

For 2021, includes (a) tax preparation fees in connection with Mr. Ravenscroft’s assignment to France – $23,042.66; (b) vendor (Aires) global data collection service fees: Mr. Ravenscroft - $810; (c) E&Y tax consulting fees: Mr. Ravenscroft - $1,538. (d) taxable in kind, taxable moving expenses, and tax equalization: Mr. Ravenscroft - $13,059.

Summary Compensation Tables

VI. GRANTS OF PLAN-BASED AWARDS IN 2023

The following table sets forth the 2023 STIP awards and 2023 LTIP awards. Any STIP awards earned in 2023 were paid in the first quarter of 2024. The LTIP award is divided between Performance Share Units (PSUs) and Restricted Share Units (RSUs). There were no other equity-based incentive awards granted to the NEOs in 2023.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER SHARE AWARDS: NUMBER OF SHARES OF	GRANT DATE FAIR VALUE OF STOCK AND
NAME	AWARD TYPE (1)	GRANT DATE	THRESHOLD ($)(2)	TARGET ($)(2)	MAXIMUM ($)(2)	THRESHOLD (#)(3)	TARGET (#)(3)	MAXIMUM (#)(3)	STOCK OR UNITS (#)(4)	OPTION AWARDS(5)
Aaron H. Ravenscroft	STIP		$522,500	$1,045,000	$2,090,000
	PSU	2/8/2023				59,191	118,381	236,762		$1,900,015
	RSU	2/8/2023							147,384	$2,070,745
Brian P. Regan	STIP		$200,100	$400,200	800,400
	PSU	2/8/2023				14,019	28,038	56,076		$450,010
	RSU	2/8/2023							34,907	$490,443
Leslie L. Middleton	STIP		$183,750	$367,500	$735,000
	PSU	2/8/2023				11,683	23,365	46,730		$375,008
	RSU	2/8/2023							29,089	$408,700
Jennifer L. Peterson	STIP		$139,068	$278,135	556,270
	PSU	2/8/2023				8,957	17,913	35,826		$287,504
	RSU	2/8/2023							22,302	$313,343
James S. Cook	STIP		$126,750	$253,500	$507,000
	PSU	2/8/2023				7,399	14,798	29,596		$237,508
	RSU	2/8/2023							18,423	$258,843

(1)
No option awards were granted in 2023.
(2)
These amounts represent potential payments under the 2023 STIP; the actual amounts received (if any) are shown in the Summary Compensation Table above. The threshold amount reflects the total of the threshold payment levels that represent 50% of the target amount. The maximum amount reflects the total amount of maximum payment levels that represent 200% of the target amount.
(3)
These amounts represent potential payouts (in shares) with respect to the PSUs granted as part of the 2023 LTIP. The threshold amount reflects the total of the threshold payout levels that represent 50% of the target amount. The maximum amount reflects the total maximum number of shares that could be earned under the award, which is 200% of the target amount.
(4)
This represents the number of restricted stock units granted as a part of the 2023 LTIP. The restricted stock units vest ratably over a three-year period, commencing on the first anniversary of the grant date.
(5)
Reflects the grant date fair value of the awards granted in 2023 as computed under ASC Topic 718.

Summary Compensation Tables

VII. OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table sets forth the stock options, restricted stock units, and performance share awards previously granted to the NEOs relating to our common stock that were outstanding at the end of 2023.

	OPTION AWARDS(1)(2)				STOCK AWARDS(1)(3)
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	OPTION EXERCISE PRICE $(5)	OPTION GRANT DATE	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)(6)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(7)(8)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(6)
Aaron H. Ravenscroft	24,753	$17.40	3/28/2016	3/28/2026
	20,205	$25.68	2/22/2017	2/22/2027
	17,760	$32.98	2/20/2018	2/20/2028
	22,247	$18.40	2/27/2019	2/27/2029
	39,063	$12.37	2/26/2020	2/26/2030
					238,059	$3,973,205	549,420	$9,169,815
Brian P. Regan	4,172	$18.40	2/27/2019	2/27/2029
					49,364	$823,882	103,249	$1,723,223
Leslie L. Middleton	10,025	$17.40	3/28/2016	3/28/2026
	4,490	$25.68	2/22/2017	2/22/2027
	4,809	$32.98	2/20/2018	2/20/2028
	6,953	$18.40	2/27/2019	2/27/2029
					47,797	$797,726	117,285	$1,957,482
Jennifer L. Peterson	1,721	$32.98	2/20/2018	2/20/2028
	1,752	$18.40	2/27/2019	2/27/2029
					32,465	$541,833	43,283	$722,399
James S. Cook	0	$0.00
					21,117	$352,443	39,083	$652,301

(1)
The number of shares of common stock underlying option awards and stock awards has been adjusted, with respect to awards granted prior to November 17, 2017, to account for the 1-for-4 reverse stock split that was effected on November 17, 2017.
(2)
Consists of options to purchase common stock of the Company under the Company’s 2013 Omnibus Incentive Plan.
(3)
Consists of restricted stock units and performance shares granted under the 2013 Omnibus Incentive Plan.
(4)
The exercise price equals the closing market price of our common stock on the date of grant.

Summary Compensation Tables

(5)
The grant dates and vesting dates for all restricted stock units that our NEOs held at December 31, 2023 are as follows:

NAME	GRANT DATE	VESTING DATE	NUMBER OF UNITS/AWARDS
Aaron H. Ravenscroft	2/24/2021	2/24/2024	24,597
	2/18/2022	2/18/2024	33,039
		2/18/2025	33,039
	2/8/2023	2/8/2024	49,128
		2/8/2025	49,128
		2/8/2026	49,128
Brian P. Regan	2/24/2021	2/24/2024	2,903
	2/18/2022	2/18/2024	5,777
		2/18/2025	5,778
	2/8/2023	2/8/2024	11,635
		2/8/2025	11,636
		2/8/2026	11,636
Leslie L. Middleton	2/24/2021	2/24/2024	7,379
	2/18/2022	2/18/2024	5,664
		2/18/2025	5,664
	2/8/2023	2/8/2024	9,696
		2/8/2025	9,696
		2/8/2026	9,697
Jennifer L. Peterson	2/24/2021	2/24/2024	620
	2/18/2022	2/18/2024	755
		2/18/2025	756
	5/20/2022	5/20/2024	4,016
		5/20/2025	4,016
	2/8/2023	2/8/2024	7,434
		2/8/2025	7,434
		2/8/2026	7,434
James S. Cook	2/24/2021	2/24/2024	806
	2/18/2022	2/18/2024	944
		2/18/2025	944
	2/8/2023	2/8/2024	6,141
		2/8/2025	6,141
		2/8/2026	6,141
(6)
The market value is calculated by multiplying the closing price of our common stock on December 31, 2023 ($16.69) by the number of unvested shares.
(7)
The last day of the performance period and vesting dates for all performance share units that our NEOs held at December 31, 2023 are as follows:

NAME	INCENTIVE PLAN UNDER WHICH PERFORMANCE SHARES GRANTS	DATE OF EXPIRATION OF PERFORMANCE PERIOD	VESTING DATE	NUMBER OF SHARES
Aaron H. Ravenscroft	2021 LTIP	12/31/2023	2/24/2024	131,872
	2022 LTIP	12/31/2024	2/18/2025	180,786
	2023 LTIP	12/31/2025	2/8/2026	236,762
Brian P. Regan	2021 LTIP	12/31/2023	2/24/2024	15,561
	2022 LTIP	12/31/2024	2/18/2025	31,612
	2023 LTIP	12/31/2025	2/8/2026	56,076
Leslie L. Middleton	2021 LTIP	12/31/2023	2/24/2024	39,563
	2022 LTIP	12/31/2024	2/18/2025	30,992
	2023 LTIP	12/31/2025	2/8/2026	46,730
Jennifer L. Peterson	2021 LTIP	12/31/2023	2/24/2024	3,323
	2022 LTIP	12/31/2024	2/18/2025	4,134
	2023 LTIP	12/31/2025	2/8/2026	35,826
James S. Cook	2021 LTIP	12/31/2023	2/24/2024	4,321
	2022 LTIP	12/31/2024	2/18/2025	5,166
	2023 LTIP	12/31/2025	2/8/2026	29,596

(8)
Performance share units granted in 2021; the performance period expired at the end of 2023 at 199.6% of target.
(9)
Performance share units granted in 2022 and 2023, the performance periods expire at the end of 2025 and 2026, respectively. The performance trends for both grants are at target level or greater therefore the number of shares shown assumes maximum performance is achieved, pursuant to SEC requirements.

Summary Compensation Tables

VIII. OPTION EXERCISES AND STOCK VESTED IN FISCAL 2023

The following table presents, for each NEO, the stock awards vested during 2023.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(2)	VALUE REALIZED ON VESTING ($)(3)
Aaron H. Ravenscroft	79,991	$1,388,406
Brian P. Regan	12,843	$222,097
Leslie L. Middleton	19,980	$351,822
Jennifer L. Peterson	8,250	$137,486
James S. Cook	2,775	$48,576

(1)
During 2023, no NEO exercised any options awards.
(2)
Represents one third of the 2020, 2021 and 2022 restricted stock unit awards.
(3)
Represents the fair market value of the restricted stock units on their respective vesting dates. Fair market value is determined based on the closing price of the Company’s common stock on the applicable vesting date.

Summary Compensation Tables

IX. NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information on the Company’s Deferred Compensation Plan, a non-qualified plan, for 2023.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY(1)	COMPANY CONTRIBUTIONS IN LAST FY(2)	AGGREGATE EARNINGS (LOSS) IN LAST FY	AGGREGATE BALANCE AT LAST FYE(3)
Aaron H. Ravenscroft	$120,397	$98,696	$219,002	$1,525,936
Brian P. Regan	$82,524	$34,526	$25,983	$242,909
Leslie L. Middleton	$70,474	$34,696	$28,552	$188,203
Jennifer L. Peterson	$0	$0	$0	$0
James S. Cook	$21,005	$14,209	$1,955	$22,960

(1)
Reflects elective deferrals of compensation earned or payable in 2023. These amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table (as applicable).
(2)
The Company’s contributions for 2023 were contributed to individual accounts in 2024. These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table and the “Company Contributions Under Deferred Compensation Plan” column of the All Other Compensation Table.
(3)
Of the amounts reported in the “Aggregate Balance at Last FYE” column, the following amounts were previously reported in “the Summary Compensation Table” for the years 2020-2022 as follows: Mr. Ravenscroft - $348,174; Mr. Regan - $39,701; Mr. Middleton - $47,295. Mr. Cook was not a NEO prior to 2023.

On an annual basis, eligible participants in the Deferred Compensation Plan may elect to defer up to 40% of base salary and up to 100% of STIP awards. Credits to deferred compensation accounts may also include a Company contribution. For 2023, the Company contribution to the Deferred Compensation Plan consisted of a matching contribution on compensation above certain IRS limits under the 401(k) Retirement Plan and a discretionary contribution. The matching contribution was calculated at the same rate as under the 401(k) Retirement Plan, at 100% on the first 3% of compensation deferred and 50% on the next 2% of compensation deferred. The Company may elect to make additional contributions at its discretion on an annual basis. For 2023, the Company made a 2% discretionary contribution paid in 2024.

Deferred amounts can be invested into a variety of accounts, which mirror the performance of several different mutual funds offered in the 401(k) Retirement Plan, as well as the Company Stock Fund (which includes only the Company’s common stock). Transfers between the Company Stock Fund and the other funds are not permitted. Participants are not required to direct any minimum amount of deferred compensation into the Company Stock Fund.

Post-Employment Compensation

X. POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Post-Employment Compensation

As discussed above, the Company entered into individual Employment Agreements with Messrs. Ravenscroft and Middleton in February 2021, Mr. Regan in May 2022, Ms. Peterson in August 2022, and Mr. Cook in May 2023 (the "Employment Agreements"). The Employment Agreements provide for, among other things, severance payments following certain terminations of employment, both before and after a change of control.

Employment Agreements. The Employment Agreements provide employment terms and severance benefits before and after a change of control. Specifically, the Employment Agreements provide titles for each executive officer and state that the executive officers will have the normal duties, responsibilities and authority of their respective positions, subject to expansion or limitation by the Board of Directors’ (or, in the case of executive officers other than the Chief Executive Officer, by the Chief Executive Officer).

The Employment Agreements specify the base salaries and benefits that will be provided to each named executive officer during the term of the Employment Agreements, including eligibility for short- and long-term incentive compensation programs, the same other benefits that are made available to other employees in similar positions and reimbursement of reasonable business expenses.

The titles and initial base salaries of the named executive officers as specified in the Employment Agreements are listed in the 2023 Executive Compensation section of this Proxy Statement. The base salaries are subject to adjustment from time to time as provided in the Employment Agreements.

The Employment Agreements do not have a fixed term but rather will continue until the executive officer's employment is terminated by the Company or the executive officer. If the executive officer’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement”) or by the executive officer for “good reason” (as defined in the Employment Agreement) prior to a “change of control” (as defined in the Employment Agreement), then, if the executive officer executes a separation agreement, the executive officer will be entitled to (1) severance in the amount of one times (two times, in the case of the Chief Executive Officer) the total of the executive officer’s base salary plus target annual bonus, (2) a pro rata portion of the executive officer’s annual bonus for the year of the termination, based on the Company’s actual performance, (3) Company-paid COBRA coverage for 12 months (24 months in the case of the Chief Executive Officer) and (4) outplacement benefits and assistance for 12 months (24 months in the case of the Chief Executive Officer) up to a cost of $25,000 ($50,000 in the case of the Chief Executive Officer). In addition, unless a more favorable result is provided under the Company’s equity incentive plan or an award agreement, (a) unvested stock options or stock appreciation rights will vest on a pro rata basis and be exercisable for up to 12 months, (b) unvested restricted stock or restricted stock units will vest on a pro rata basis and (c) unearned performance shares or performance share units will be pro-rated and remain eligible to be earned based on actual performance through the end of the performance period.

The Employment Agreements define “cause” to include (1) the executive officer’s conviction of, or plea of guilty or nolo contendere to, certain crimes, (2) certain acts of fraud or dishonesty by the executive officer with respect to the Company or its affiliates, (3) the executive officer’s willful misconduct that the Company reasonably believes could be detrimental to the Company in a non-immaterial manner or reflect poorly on the Company, (4) the executive officer’s willful breach of certain sections in the Employment Agreement, (5) the executive officer’s failure to comply with certain Company policies or (6) the executive officer’s material breach of the Employment Agreement.

The Employment Agreements define “good reason” to include (1) the executive officer’s primary work location being moved by more than 50 miles, (2) a material reduction or diminution in the executive officer’s principal duties and responsibilities, (3) certain adverse changes in the executive officer’s total target compensation or (4) the Company’s material breach of the Employment Agreement.

Post-Employment Compensation

The Employment Agreements define a “change of control” as the first to occur of (1) any person (subject to specified exceptions) becoming the beneficial owner of 30% or more of the combined voting power of the Company’s then outstanding securities, (2) the Company merging or consolidating with any other entity, subject to exceptions for mergers or consolidations that would not result in a change or more than 60% ownership or in any person acquiring more than 30% of the combined voting power of the Company’s then outstanding securities, (3) the Company or any subsidiary selling, assigning or otherwise transferring more than 50% of the Company’s assets, (4) the Company dissolving and liquidating substantially all of its assets or (5) a change in the majority of the Company’s Board of Directors (excluding changes resulting from new directors whose appointment or nomination was approved by a vote of at least two-thirds of the then-serving continuing directors).

If the executive officer’s employment is terminated by the Company without cause or by the executive officer for good reason within the two-year period following a change of control, then, if the executive officer provides a separation agreement, the executive officer will be entitled to (1) severance in the amount of two times (three times, in the case of the Chief Executive Officer) the total of the executive officer’s base salary plus target annual bonus, (2) a pro rata portion of the executive officer’s annual bonus for the year of the termination, based on the Company’s actual performance, (3) health and medical insurance benefits for 24 months (36 months in the case of the Chief Executive Officer) and (4) outplacement benefits and assistance for 24 months (36 months, or such shorter period as may be required to comply with or be exempt from applicable tax regulations, in the case of the Chief Executive Officer), up to a cost of $25,000 ($50,000 in the case of the Chief Executive Officer). In addition, unless a more favorable result is provided under the Company’s equity incentive plan or an award agreement, (a) unvested stock options or stock appreciation rights will vest in full and be exercisable for up to 12 months, (b) unvested restricted stock or restricted stock units will vest in full and (c) unearned performance shares or performance share units will be deemed earned at the target level and fully vested. These change of control termination benefits would also apply if the executive officer’s employment were terminated by the Company without cause within the six months prior to a change of control and the executive officer can reasonably demonstrate that the termination was in connection with or in anticipation of the change of control.

The Employment Agreements include customary confidentiality and restrictive covenant provisions, including non-solicitation, non-competition, non-interference and non-disparagement provisions.

Estimated Payments upon a Change of Control

The following table presents the estimated payouts that would be made upon a change of control coupled with a termination of employment (other than for cause or retirement), assuming the change of control occurred as of December 31, 2023.

NAME	BASE SALARY(1)	ANNUAL INCENTIVE-BASED COMPENSATION(2)	RESTRICTED SHARES(3)	PERFORMANCE SHARES(4)	BENEFITS(5)	TOTAL
Aaron H. Ravenscroft	$2,850,000	$3,135,000	$3,973,205	$331,117	$138,177	$10,427,498
Brian P. Regan	$1,067,200	$800,400	$823,882	$55,288	$80,425	$2,827,195
Leslie L. Middleton	$1,050,000	$735,000	$797,726	$75,764	$84,341	$2,742,831
Jennifer L. Peterson	$855,800	$556,270	$541,833	$18,007	$84,341	$2,056,250
James S. Cook	$780,000	$507,000	$352,443	$17,617	$53,582	$1,710,642

(1)
Represents three times Mr. Ravenscroft’s and two times each of the other named executive officer’s base salary on December 31, 2023.
(2)
Represents three times Mr. Ravenscroft’s and two times each of the other named executive officer’s target cash incentive compensation under the 2023 STIP.
(3)
Represents the value of unvested restricted stock units based on the closing price ($16.69) of the Company’s common stock on December 31, 2023.
(4)
Amounts shown assume that the surviving entity in the change of control did not assume the equity-based awards and represent the value of (a) performance shares for the 2021-2023 performance cycle, which were earned at 199.6%, and (b) other unvested performance shares, prorated and based on performance at year-end, which for the 2022-2024 and 2023-2025 performance cycles is projected to be above target and at target, respectively, and therefore the values are shown at 200% (maximum). These values are based on the closing price ($16.69) of the Company’s common stock on December 31, 2023. If the surviving entity

Post-Employment Compensation

in a change of control assumes the equity-based awards, but employment is terminated without cause or for good reason within 24 months (36 months in the case of Mr. Ravenscroft) following the change of control, awards will be deemed earned in full and as if the performance goals provided under such awards were met at 100% of their target.
(5)
Represents three times in the case of Mr. Ravenscroft and two times in the case of each of the other NEO, the value of annual benefits including group life insurance, hospitalization and medical insurance) provided to such NEO. Also representing outplacement benefits and assistance for 12 months (24 months in the case of the Chief Executive Officer) up to a cost of $25,000 ($50,000 in the case of the Chief Executive Officer).

Estimated Severance Payments

The following table presents the estimated payouts that would be made if upon a termination of employment before a change of control by the Company without “cause” or by the executive for “good reason,” assuming such termination occurred as of December 31, 2023, based on the terms of the Employment Agreements.

NAME	BASE SALARY(1)	ANNUAL INCENTIVE-BASED COMPENSATION (2)	RESTRICTED SHARES(3)	PERFORMANCE SHARES(4)	BENEFITS(5)	TOTAL
Aaron H. Ravenscroft	$1,900,000	$2,090,000	$1,781,891	$2,971,499	$140,919	$8,884,309
Brian P. Regan	$533,600	$400,200	$339,057	$642,069	$81,697	$1,996,624
Leslie L. Middleton	$525,000	$367,500	$379,519	$560,662	$85,612	$1,918,294
Jennifer L. Peterson	$427,900	$278,135	$214,049	$321,742	$85,612	$1,327,439
James S. Cook	$390,000	$253,500	$131,701	$275,437	$51,897	$1,102,535
(1)
Represents two times Mr. Ravenscroft's and one times each of the other named executive officer's base salary on December 31, 2023.
(2)
Represents two times Mr. Ravenscroft's and one times each of the other named executive officer's target cash incentive compensation under 2023 STIP. Under the terms of the Employment Agreements, each executive would also be entitled to a pro-rata portion of the annual bonus earned for the year in which the termination occurs, based on actual performance, payable at the end of the performance period. Assuming that terminations occurred on December 31, 2023, each named executive officer would be entitled to receive the amount already shown in the "Non-Equity Incentive Plan" column of the Summary Compensation Table pursuant to such provision.
(3)
Represents the value of the vesting of a pro-rata portion of unvested restricted stock units based on the closing price ($16.69) of the Company's common stock on December 31, 2023.
(4)
Represents the value of the vesting of a pro-rata portion of the unearned 2022 and 2023 performance share units based on the closing price ($16.69) of the Company's common stock on December 31, 2023 assuming target performance goals were achieved.
(5)
Represents the cost to the Company of providing Company-paid COBRA continuation coverage for 24 months for Mr. Ravenscroft and 12 months for all the other named executive officers. Also representing outplacement benefits and assistance for 12 months (24 months in the case of the Chief Executive Officer) up to a cost of $25,000 ($50,000 in the case of the Chief Executive Officer).

XI. CEO PAY RATIO

As required by Item 402(u) of Regulation S-K, the Company is providing the following information about the ratio of the median annual total compensation of its employees and the annual total compensation of Mr. Ravenscroft, the Company’s Chief Executive Officer. For the year ended December 31, 2023:

•
The annual total compensation of our median employee was reasonably estimated to be $61,800; and
•
The annual total compensation of Mr. Ravenscroft was $6,698,208

Based on this information, the ratio of the annual total compensation of the Company’s Chief Executive Officer to the annual total compensation of its median employee is estimated to be 108 to 1.

For 2023, the Company re-identified its median employee using a multi-step process. First, the Company examined the base salaries and wages of all individuals employed on December 31, 2023 (other than Mr. Ravenscroft), whether full-time, part-time, or on a seasonal basis to identify the median base salary of all employees. The Company annualized wages and salaries for all permanent employees who were hired after January 1, 2023, as permitted by SEC rules, and converted all employees’ salaries or wages into U.S. dollars based on the applicable foreign exchange rate on December 31, 2023. The Company then identified the median base salary. The Company selected an individual whom it believes to be representative of the employee population to serve as the Company’s median employee and calculated their total compensation according to the same rules used to calculate the total compensation of the Company’s named executive officers reported in the Summary Compensation Table, which did not include the value of widely available welfare benefits.

To calculate the ratio, the Company divided Mr. Ravenscroft’s annual total compensation by the annual total compensation of its median employee. To calculate Mr. Ravenscroft’s annual total compensation, the Company used the amount reported in the “Total” column of its Summary Compensation Table for 2023.

XII. PAY VERSUS PERFORMANCE

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022, and 2023, and the Company's financial performance for each such fiscal year:

YEAR	Summary Compensation Table Total for Current PEO ($)	Compensation Actually Paid for Current PEO ($)(1)(2)	Summary Compensation Table Total for Former PEO ($)	Compensation Actually Paid for Former PEO($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Manitowoc TSR ($)(3)	Peer Group TSR ($)(3)(4)	Net Income ($ millions)	Adjusted EBITDA ($ millions)(5)
2023	$6,698,208	$11,757,329	-	-	$1,725,028	$2,346,458	$95.37	$128.14	$39.2	$175.3
2022	$5,576,471	$2,520,833	-	-	$1,147,526	$218,946	$52.34	$109.59	($123.6)	$143.1
2021	$4,952,777	$5,379,695	-	-	$1,823,565	$1,969,093	$106.23	$137.74	$11.0	$116.0
2020	$2,834,188	$2,326,578	$4,940,010	$2,464,728	$1,101,573	$652,362	$76.06	$119.96	($19.1)	$83.1
(1)
Compensation actually paid for fiscal years ended December 31, 2020, 2021 and 2022 has been restated from prior year.
(2)
Amounts represent compensation “actually paid” to the Company's Principal Executive Officer ("PEO"), former PEO and the average compensation actually paid to the Company's remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

YEAR	CURRENT PEO	FORMER PEO	NON-PEO NEOS
2023	Aaron H. Ravenscroft		Brian P. Regan; Leslie L. Middleton; Jennifer L. Peterson; James Cook.
2022	Aaron H. Ravenscroft		Antoniuk, David J; Doerr Jr., Thomas L; Middleton, Leslie L; Collins, Terrance L
2021	Aaron H. Ravenscroft		Antoniuk, David J; Doerr Jr., Thomas L; Middleton, Leslie L; Collins, Terrance L
2020	Aaron H. Ravenscroft	Barry L Pennypacker	Antoniuk, David J; Doerr Jr., Thomas L; Middleton, Leslie L; Collins, Terrance L; Peter Ruck
(3)
The TSR results are based on the value of initial fixed $100 investment.
(4)
For the relevant fiscal year, represents the cumulative Total Shareholder Return (the “Peer Group TSR”) of the Russell 2000 index.
(5)
Adjusted EBITDA is defined for purposes of this table as net income (loss) before interest, income taxes, depreciation, and amortization plus the addback or subtraction of certain restructuring, other income (expense) – net, and certain other non-recurring items – net. While the Company uses a number of financial performance measures for the purpose of evaluating performance for its compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, represents the most important performance measure (that is not otherwise required to be disclosed in the table) that the Company uses to link compensation actually paid to its NEOs, for the most recently completed fiscal year, to the Company's performance.

Pay Versus Performance

Compensation actually paid to the Company's NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2020			2021		2022		2023
Adjustments	Current PEO	Former PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	($1,021,131)	($3,063,350)	($543,003)	($2,500,009)	($841,093)	($3,484,556)	($480,034)	($3,970,760)	($705,340)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$1,092,964	$3,278,889	$492,992	$2,751,917	$925,844	$1,750,374	$115,010	$4,755,247	$844,691
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0	$0	$0	$0	$0	$0	$0	$0	$0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	($449,314)	($1,594,649)	($222,916)	$96,145	$63,699	($1,198,938)	($259,049)	$3,718,383	$413,650
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	($130,130)	$1,219,029	($132,680)	$78,865	($2,922)	($122,518)	($100,197)	$556,251	$68,429
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	($2,315,201)	($43,604)	$0	$0	$0	($204,310)	$0	$0
TOTAL ADJUSTMENTS	($507,610)	($2,475,282)	($449,211)	$426,918	$145,528	($3,055,637)	($928,580)	$5,059,121	$621,430

The Company did not report a change in Pension Value and Nonqualified Deferred Compensation Earnings for any of the years reflected in the table; therefore, a deduction from the Summary Compensation Table total related to this is not needed.

Relationship Between Financial Performance Measures

The graphs below depict the relationship between (i) the compensation actually paid to the Company's PEO and former PEO and the average of the compensation actually paid to its remaining NEOs, and (ii) the Company's cumulative TSR, Peer Group TSR, Net Income, our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, and 2023. TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Pay Versus Performance

Pay Versus Performance Tabular List

Pay Versus Performance

The following performance measures represent the most important financial performance measures used by the Company to link compensation actually paid to its NEOs for 2023:

•
Adjusted EBITDA
•
Net Working Capital as a percentage of sales
•
Non-New Machine Sales

MISCELLANEOUS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any owner of greater than 10% of the Company's Common Stock to file reports with the Securities and Exchange Commission concerning their ownership of the Company's Common Stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the year ended December 31, 2023, all of its directors and executive officers and owners of greater than 10% of the Company's Common Stock complied with the Section 16(a) filing requirements, except a Form 4 for Ryan M. Palmer (reporting the tax withholding of shares in connection with the vesting of previously granted restricted stock units) was not timely filed.

Other Matters

Management knows of no business that will be presented for action at the 2024 Annual Meeting other than as set forth in the Notice of Annual Meeting accompanying this Proxy Statement. If other matters do properly come before the 2024 Annual Meeting, proxies will be voted in accordance with the best judgment of the person or persons exercising authority conferred by such proxies.

Shareholder Proposals

Proposals that shareholders of the Company intend to present at and have included in the Company’s Proxy Materials for the 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received no later than November 22, 2024, at the Company’s principal executive offices, One Park Plaza, 11270 West Park Place, Suite 1000, Milwaukee, Wisconsin 53224, directed to the attention of our Secretary.

Under the Company’s Restated By-laws, written notice of shareholder proposals and director nominations for the 2025 Annual Meeting of Shareholders of the Company that are not intended to be considered for inclusion in the Company's 2025 Annual Meeting Proxy Materials (shareholder proposals submitted outside the processes of Rule 14a-8 and nominations of persons for election as directors) must be received not prior to January 6, 2025 nor after January 31, 2025, directed to the attention of our Secretary, and such notice must contain the information specified in the Company’s Restated By-laws. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934 not prior to January 6, 2025 and not later than January 31, 2025.

Annual Report

A copy (without exhibits) of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2023 is available online at www.proxyvote.com and also through the Company’s website: www.manitowoc.com. In addition, the Company will provide to any shareholder, without charge, upon written request of such shareholder, an additional copy of such Annual Report and a copy of any other document referenced in this Proxy Statement as being available to a shareholder upon request. Such requests should be addressed to our Secretary, The Manitowoc Company, Inc., One Park Plaza, 11270 West Park Place, Suite 1000, Milwaukee, Wisconsin 53224.

Householding Information

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of Proxy Materials will receive only one copy of our Annual Report and Proxy

Miscellaneous

Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect any dividend check mailings. If you and other shareholders of record with whom you share an address currently receive multiple copies of Annual Reports and/or Proxy Statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our Secretary (in writing: The Manitowoc Company, Inc., One Park Plaza, 11270 West Park Place, Suite 1000, Milwaukee, Wisconsin 53224, by telephone: 414-760-4600) with the names in which all accounts are registered. If you participate in householding and wish to receive a separate copy of the 2023 Annual Report or this Proxy Statement, please contact the Company’s Secretary at the above address or phone number. The Company will deliver the requested documents to you promptly upon your request. Beneficial shareholders can request information about householding from their banks, brokers, or other holders of record.

It is important that proxies be returned promptly. Whether or not you expect to attend by virtual presence online at the 2024 Annual Meeting, you are requested to complete, date, sign, and return the proxy card as soon as possible.

By Order of the Board of Directors

Jennifer L. Peterson
Executive Vice President, General Counsel and Secretary

Milwaukee, Wisconsin, March 22, 2024

Annex A: Non-GAAP Reconciliation

Adjusted EBITDA and Adjusted EBITDA Percent

The reconciliation provided below reconciles Adjusted EBITDA (a non-GAAP financial measure) to net income (loss) (the most directly comparable GAAP financial measure), and Adjusted EBITDA Percent for the years ended December 31, 2023, 2022, and 2021 (dollars in millions).

	YEAR ENDED DECEMBER 31,
	2023	2022	2021
Net income (loss)	$39.2	$(123.6)	$11.0
Interest expense and amortization of deferred financing fees	35.2	33.0	30.4
Provision for income taxes	5.0	3.4	6.1
Depreciation expense	56.6	60.6	45.5
Amortization of intangible assets	3.2	3.1	1.4
EBITDA	139.2	(23.5)	94.4
Restructuring (income) expense	1.3	1.5	(1.1)
Asset impairment expense(1)	-	171.9	1.9
Other non-recurring items - net(2)	21.8	(1.0)	21.8
Other (income) expense - net(3)	13.0	(5.8)	(1.0)
Adjusted EBITDA	$175.3	$143.1	$116.0
Net sales	$2,227.8	$2,032.5	$1,720.2
Adjusted EBITDA Percent	7.9%	7.0%	6.7%
Year Ending 2023 3-Year Average Adjusted EBITDA Percent	7.2%

(1)
The asset impairment expense in 2022 represents $171.9 million of non-cash goodwill and indefinite-lived intangible asset impairment charges. The asset impairment expense in 2021 represents a $1.9 million write-down of one of the Company's Brazilian entities to its expected sale price.
(2)
Other non-recurring items - net for the year ended December 31, 2023 relate to $21.2 million of costs associated with a legal matter with the U.S. EPA and $0.6 million of one-time costs. Other non-recurring items - net for the year ended December 31, 2022 relate to $4.8 million of income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, partially offset by $3.0 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, $0.6 million of other one-time costs associated with the businesses acquired in 2021, and other one-time charges of $0.2 million. Other non-recurring items - net for the year ended December 31, 2021 relate to $2.0 million of acquisition costs, $2.3 million of certain purchase accounting impacts from the acquisitions, a $3.6 million write off of a long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, and $13.9 million of costs associated with a legal matter with the U.S. EPA.
(3)
Other (income) expense - net includes net foreign currency gains (losses), other components of net periodic pension costs and other items in the years ended December 31, 2023, 2022 and 2021. Other (income) expense – net for the year ended December 31, 2023 includes a $9.3 million write-off of non-cash foreign currency translation adjustments from the curtailment of operations in Russia.

Net Working Capital as a % of sales

The table below shows the reconciliation of Net Working Capital as a percent of sales to Adjusted net working capital as a percent of sales as of and for the year ended December 31, 2023.

YEAR ENDED DECEMBER 31,2023
Accounts receivable - net	$278.8
Inventories - net	666.5
Accounts payable and accrued expenses	457.4
Working capital	$487.9
Net sales	$2,227.8
Working capital as a % of sales	21.9%

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V32740-P04064-Z86792 ! ! ! For All Withhold All For All Except ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. For Against Abstain The Board of Directors recommends a vote FOR proposals 1 through 3. 1. Election of Directors Nominees: 2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. An advisory vote to approve the compensation of the Company's named executive officers. NOTE: If other matters properly come before the meeting or any adjournment or postponement thereof, the undersigned also authorizes the named proxies to vote on such matters in their discretion. THE MANITOWOC COMPANY, INC. 06) Kenneth W. Krueger 07) Robert W. Malone 08) C. David Myers 09) Aaron H. Ravenscroft 01) Anne E. Bélec 02) Robert G. Bohn 03) Anne M. Cooney 04) Amy R. Davis 05) Ryan M. Gwillim ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MTW2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO THE MANITOWOC COMPANY, INC. ONE PARK PLAZA VIEW MATERIALS & VOTEw 11270 WEST PARK PLACE, SUITE 1000 MILWAUKEE, WISCONSIN 53224 V32741-P04064-Z86792 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. THE MANITOWOC COMPANY, INC. Annual Meeting of Shareholders May 7, 2024 9:00 AM Central Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Aaron H. Ravenscroft and Jennifer L. Peterson, and each of them, as proxies for the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Manitowoc Company, Inc. that the undersigned is entitled to vote at the meeting and any adjournment or postponement of the meeting upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement of the meeting, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy previously given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. All votes for 401(k) participants must be received by 10:59 PM, Central Time, May 2, 2024. Continued and to be signed on reverse side